As filed with the Securities and Exchange Commission on July 3, 1997
                                                             File No. 333-21243


===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                 ---------------

                                 AMENDMENT NO. 5

                                   TO FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                        --------------------------------
             (Exact Name of Registrant As Specified In Its Charter)

                  FLORIDA                                22-2671269
                  -------                                ----------
     (State or other jurisdiction of               (IRS Employer Indet. No.)
       incorporation or organization)

                                      3845
                                      ----
            (Primary Standard Industrial Classification Code Number)

                  6531 NW 18TH COURT, PLANTATION, FLORIDA 33313
                  ---------------------------------------------
              (Address of Principal Executive Offices and Zip code)

                    Issuer's telephone number: (954)581-9800

                                ----------------

                           Linda B. Grable, President
                        Imaging Diagnostic Systems, Inc.
                               6531 NW 18th Court
                            Plantation, Florida 33313
                                 (954) 581-9800
                     (Name and address of agent of service)

                               ------------------

                                    Copy to:
                            Peter S. Knezevich, Esq.
                               6531 NW 18th Court
                            Plantation, Florida 33313
                                 (954) 581-9800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the discretion of the converting shareholders.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is registering additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. 333-     [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. 333-      [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ].

                         CALCULATION OF REGISTRATION FEE


                                             Proposed Max        Proposed Max
Title of securities      Amount to be        offering price      aggregate offering       Amount of
to be registered         registered(1)       per share(2)        price(1)                 registration fee(2)


Common Stock             2,000,000               3.00              6,000,000                2,068
(no par value)


(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminable additional shares of Common Stock as may be issuable as a result of any future anti-dilution adjustments made in accordance with the terms of the Company's Series B Convertible Preferred Stock and the warrants accompanying such stock.


(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average high and low sales prices of the Registrant's Common Stock on the NASDAQ Electronic Bulletin Board on June 26, 1997, for 2,000,000 shares.


      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said
Section 8(a), may determine.

                                                                              3

                        Imaging Diagnostic Systems, Inc.

                              Cross Reference Sheet
                 (Showing Location in Prospectus of Information
                         Required by Items of Form S-1)


FORM S-1                                                             LOCATION
ITEM NO.                        ITEM CAPTION                         IN PROSPECTUS
--------                        ------------                         -------------

      1               Forepart of the Registration Statement               Cover Page
                      and Outside Front Cover Page of Prospectus

      2               Inside Front and Outside Back Cover Pages            Inside Front
                      of Prospectus                                        Cover Page

      3               Summary Information, Risk Factors and Ratio          The Company;
                      of Earnings to Fixed Charges                         Risk Factors

      4               Use of Proceeds                                      Use of Proceeds

      5               Determination of Offering Price                      Not Applicable

      6               Dilution                                             Not Applicable

      7               Selling Security Holders                             Selling
                                                                           Securityholders

      8               Plan of Distribution                                 Not Applicable

      9               Description of Securities to                         Description of
                      be Registered                                        Common Stock

      10              Interests of Named Experts                           Interests of
                      and Counsel                                          Named Counsel

      11              Information With Respect to                Business; Price Range of
                      the Registrant                             Common Stock; Selected
                                                                 Financial Data; Management's Discussion and
                                                                 Analysis of Financial Conditions and Results
                                                                 of Operations; Directors and Executive
                                                                 Officers; Executive Compensation;
                                                                 Security Ownership of Certain Beneficial
                                                                 Owners and Management

      12              Disclosure of Commission Position          Indemnification
                      on Indemnification for Securities
                      Act Liabilities


                                   PROSPECTUS

                                2,000,000 Shares

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                                  Common Stock
                             ----------------------

      This prospectus ("Prospectus") covers the resale of certain shares ("Shares") of common stock, no par value per share (the "Common Stock") of Imaging Diagnostic Systems, Inc. ("Imaging Diagnostic Systems" or the "Company") held or acquirable by certain persons ("Selling Securityholders") named in this Prospectus. The Company will not receive any of the proceeds from the sale of the Shares. The Shares covered hereby include (i) shares of Common Stock that are issuable upon conversion of previously-issued shares of Series B Convertible Preferred Stock (the "Series B Preferred") held by certain Selling Securityholders (the "Series B Holders") and up to an additional 112,500 shares of Common Stock that are issuable upon the exercise of warrants to purchase common stock held by such Selling Securityholders (the "Series B Warrants").

      The number of shares issuable upon conversion of the Series B Preferred depends on several factors, including a fixed conversion ratio and a variable conversion ratio and the date on which shares are converted. The variable conversion ration could result in a greater number of Shares being issued than under the fixed conversion ratio. If all of the Series B Preferred were converted based on the last reported sales price the Company would issue 1,829,268 Common Shares. ($3.00 x .82 = 2.46. 10,000/2.46 = 4,065 x 450=
1,829,268 common shares.) In order to have sufficient number of Shares registered upon conversion of the Series B Preferred, this Prospectus covers a larger number of shares of Common Stock than the Company believes will actually be issued upon conversion of all of the Series B Preferred. The determination as to the number of shares to be issued was a result of negotiations between the Company and the Selling Shareholders. Except for the total number of shares to which this Prospectus relates as set forth above, references in this Prospectus to the "number of Shares covered by this Prospectus," or similar statements, and information in this Prospectus regarding the number of Shares issuable to or held by the Selling Securityholders and percentage information relating to the Shares of the outstanding capital stock of the Company, are based upon the fixed conversion ratio set forth in the instruments establishing the rights of the Series B Preferred and assume that a total of 1,327,864 Shares are issued upon conversion of all shares of Series B Preferred and exercise of all Series B Warrants. See "Selling Securityholders," "Plan of Distribution" and "Description of Capital Stock." The Shares offered hereby represent approximately 5.4% of the Company's currently outstanding Common Stock (assuming conversion of all shares of Series B Preferred and that all of the warrants held by the Selling Securityholders are exercised). The Shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of such Shares by the Selling Securityholders. The Common Stock of the Company is quoted on the National Association of Securities Dealers, Inc. (the "NASD") OTC Bulletin Board under the symbol "IMDS". The Shares offered hereby will be sold from time to time at the then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On June 26, 1997 the last reported sale price of the Common Stock on the OTC Bulletin Board was $3.00 per share. This Prospectus may be used by the Selling Securityholders or any broker-dealer who may participate in sales of the Common Stock covered hereby.


                           --------------------------
                  THE SECURITIES OFFERED HEREBY ARE SPECULATIVE
              AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                     BEGINNING ON PAGE 3 OF THIS PROSPECTUS.
                            -------------------------
                     THESE SECURITIES HAVE NOT BEEN APPROVED
                  OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
                   HAS THE COMMISSION OR ANY STATE COMMISSION
                    PASSED PASSED ON THE ACCURACY OR ADEQUACY
                     OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        --------------------------------

                 The date of this Prospectus is _____ __, 1997.

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which is Part I of the Registration Statement, constitutes a part of the Registration Statement and does not contain all of the information set forth therein. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

      The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, such as the Company. The address of such site is http://www.sec.gov.

                                   THE COMPANY

      Imaging Diagnostic Systems, Inc. is a medical technology company that has developed a system for detecting breast cancer through the skin in a non-invasive and objective procedure. Imaging's system employs a high-speed femto-second pulsed titanium sapphire laser and proprietary scanning geometry and reconstruction algorithms to detect and analyze masses in the breast for indicia of malignancy or benignancy. Based upon the known optical properties of benign and malignant tissues

(whether and to what extent light is impeded as it passes through the tissue and the measurement of the impedance), the CTLM device is designed to provide both the physician and patient with immediate, on-site, objective interpretation and determination of further clinical work-up. Accordingly, the Company believes that its proposed breast cancer diagnostic product, the Computed Tomography Laser Mammography (CTLM/trademark/) device, will improve early diagnosis, reduce diagnostic uncertainty and decrease the number of biopsies performed on benign lesions.

      The CTLM device will require Food and Drug Administration (FDA) approval prior to commercial distribution in the United States. There can be no assurance that any such approval will be received on a timely basis, or at all, or that any products developed by the Company will be accepted commercially. Furthermore, there can be no assurance that the Company's technology can be adapted for breast screening or for the detection of cancer.

      The CTLM device is being developed to provide physicians and patients with immediate information concerning the probability that an identified lesion is malignant or benign. A breast exam utilizing the CTLM device is non-invasive and can be performed by a medical technician in less than 15 minutes. A patient lies face down on the scanning table with a breast hanging pendulously in the scanning chamber. Once the entire breast is scanned the other breast is placed in the chamber for scanning. Each scan takes approximately 3-4 minutes. The procedure is designed to provide the physician and patient with objective, on-site, immediate diagnostic decisions, including whether or not to proceed to surgical biopsy. Further, the device is designed to archive and compare scans and provide the patient with a computer disc (CD) of her scan.

      In order to sell the CTLM device commercially in the United States the Company must obtain marketing clearance from the FDA. The Company plans to file a Pre-Market Approval Application (PMA) with the FDA to obtain marketing clearance.

      In order to collect the clinical data for the PMA, the Company filed an application for and was granted an investigational device exemption (IDE) to conduct a Phase I clinical trial. An IDE allows a company to conduct human clinical trials without filing an application for marketing clearance. The Company is authorized to scan 50 patients at the Strax Breast Diagnostic Center in Lauderhill, Florida. The CTLM device has been installed at Strax and patients have been scanned. Additionally, the Company has received approval to scan an additional 20 patients at its facility.

                                  RISK FACTORS

Limited Operating History; Continuing Operating Losses; Uncertainty of Future Profitability. The Company has a limited history of operations. Since its inception in December 1993, the Company has engaged principally in the development of the CTLM/trademark/ device. The Company currently has no source of operating revenue and has incurred net operating losses since its inception. At March 31, 1997, the Company had an accumulated deficit of $13,231,798. Such losses have resulted principally from costs associated with the Company's operations. The Company expects operating losses will increase for at least the next several years as total costs and expenses continue to increase due principally to the anticipated commercialization of the CTLM/trademark/ device, development of, and clinical trials for, the proposed CTLM/trademark/ device and other research and development activities. The Company's ability to achieve profitability will depend in part on its ability to obtain regulatory approvals for its proposed products and develop the capacity to manufacture and market any approved products either by itself or in collaboration with others. There can be no assurance if and when the Company will receive regulatory approvals for the development and commercial manufacturing and marketing of its proposed products, or achieve profitability is highly uncertain. See "Management's Discussion and Analyses of Financial Condition and Results of Operations."

Government Regulation. The manufacture and sale of medical devices, including the CTLM/trademark/ device, are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA and corresponding state agencies, and in other countries. In the United States, the Company's products are regulated as medical devices and are subject to the FDA's pre-market clearance or approval requirements. Securing FDA clearances and approvals may require the submission of extensive clinical data and supporting information to the FDA. The Company cannot file its PMA application for the CTLM/trademark/ device until its clinical trials are completed. There can be no assurance, however, that the clinical trials will be successfully completed, or if completed, will provide sufficient data to support a PMA application for the CTLM/trademark/ device. Nor can there be any assurance that the FDA will not require the Company to conduct additional clinical trials for the CTLM/trademark/ device. The process for obtaining FDA and other required regulatory approvals is lengthy, expensive and uncertain and frequently requires from one to several years from the date of FDA submission, if pre-market approval is obtained at all. Sales of medical devices outside the United States are subject to international regulatory requirements that vary from country to country. The time required to gain approval for sale internationally may be longer or shorter than that required for FDA approval and the requirements may differ. In Europe, the Company will be required to obtain the certifications necessary to enable the CE mark to be affixed to the Company's products by mid-1998 in order to conduct sales in member countries of the European Union. The Company has not obtained such certificates and there can be no assurance it will be able to do so in a timely manner, or at all. Regulatory approvals, if granted, may include significant limitations on the indicated uses for which the product may be marketed. In addition, to obtain such approvals, the FDA ands certain foreign regulatory authorities may impose numerous other requirements with which other medical device manufacturers must comply. FDA enforcement policy strictly prohibits the marketing of approved medical devices for unapproved uses. Product approvals could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. The third-party manufacturers upon which the Company depends to manufacture its products are required to adhere to applicable FDA regulations regarding GMPs and similar regulations in other countries, which include testing, control and documentation requirements. Ongoing compliance with GMP regulations and other applicable regulatory requirements will be monitored by periodic inspections by the FDA and by comparable agencies in other countries. Failure to comply with applicable regulatory requirements, including marketing and promoting products for unapproved use, could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant pre-market clearance or approval for devices, withdrawal of approvals and criminal prosecution. Changes in existing regulations or adoption of new government regulations or polices could prevent or delay regulatory approval of the Company's products. Certain material changes to medical devices also are subject to FDA review and clearance or approval. There can be no assurance that the Company will be able to obtain FDA approval of a PMA application for the CTLM/trademark/ device on a timely basis, or at all, and delays and delays in receipt of or failure to obtain such approvals or clearances, the loss of previously obtained approvals, or failure to comply with existing or future regulatory requirements that would have material adverse effect on the Company's business, financial condition and results of operations. See "Business - Government Regulation."

Early Stage of Product Development. The Company's proposed products and future product development efforts are at an early stage. Accordingly, there can be no assurance that any of the

Company's proposed products will be found to be safe and effective, can be developed into commercially viable products, can be manufactured on a large scale or will be economical to market, or will achieve or sustain market acceptance. There is, therefore, a risk that the Company's product development efforts will not prove to be successful.

Dependence Upon U.S. Pre-Market Approval. Under the provisions of the Federal Food and Cosmetic Act ("the FDC Act"), the Company must obtain pre-market approval from the FDA prior to commercial use in the United States of the proposed CTLM/trademark/ device. There can be no assurance if or when the Company will receive any such clearances or approvals. Obtaining FDA pre-market approval may impose costly requirements on the Company and may delay for a considerable period of time, or prevent, the commercialization of the CTLM/trademark/ device.

Dependence on Market Acceptance. There can be no assurance that physicians or the medical community in general will accept and utilize the CTLM/trademark/ device. The extent that, and rate of which, the CTLM/trademark/ device achieves market acceptance and penetration will depend on many variables including, but not limited to, the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of the CTLM/trademark/ device, the advantage of the CTLM/trademark/ device over existing technology and cancer detection methods, third-party reimbursements practices and the Company's manufacturing, quality control, marketing and sales efforts. Failure of the Company's products to gain market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Sales and Marketing," "Business - Manufacturing" and "Business - Reimbursement."

Limited Marketing and Sales Capability. In order to market any products it may develop, the Company will have to develop a marketing and sales force with technical expertise and distribution capability. There can be no assurance that the Company will be able to establish sales and distribution capabilities or that the Company will be successful in gaining market acceptance for any products it may develop. The Company intends to pursue and has secured one or more distribution arrangements in Europe and Asia with strategic marketing partners who have established marketing capabilities. There can be no assurance that the Company on its own, or through arrangements with others, will be able to enter into such arrangements on acceptable terms, if at all. To the extent that the Company arranges with third parties to market its products, the success of such products may depend on the efforts of such third parties. There can be no assurance that the Company will be able to enter any such strategic alliance in Europe or that any of the Company's proposed marketing schedules or plans can or will be met. See "Reliance on International Sales," "Business Sales and Marketing," and See Business - Government Regulation".

Limitation on Third-Party Reimbursement; Health Care Reform. In the United States, suppliers of health care products and services are greatly affected by Medicare, Medicaid and other government insurance programs, as well as by private insurance reimbursement programs. Third-party payors (Medicare, Medicaid, private health insurance companies and other organizations) may affect the pricing or relative attractiveness of the Company's products by regulating the level of reimbursement provided by such payors to the physicians and clinics utilizing the CTLM/trademark/ device or by refusing reimbursement. If examinations utilizing the Company's products were not reimbursed under these programs, the Company's ability to sell its products may be materially and/or adversely affected. There can be no assurance that third-party payors will provide reimbursement for use of the Company's products. Several states and the U.S. government are investigating a variety of alternatives to reform the health care delivery system and further reduce and control health care spending on health care items and services, limit coverage for new technology and limit or control the price health care providers and drug and device manufacturers may charge for their services and products, respectively. If adopted and implemented, such reforms could have material adverse effect on the Company's business, financial condition and results of operations. In international markets, reimbursement by private third-party medical insurance providers, including governmental insurers and independent providers, varies from country to country. In certain countries, the Company's ability to achieve significant market penetration may depend upon the availability of third-party governmental reimbursement. Revenues and profitability of medical device companies may be affected by the continuing efforts of governmental and third-party payors to contain or reduce the cost of health care through various means. See
"Business - Reimbursement."

Uncertain Ability to Meet Capital Needs. The Company will require substantial additional funds for its research and development programs, preclinical and clinical testing, operating expenses, regulatory processes and manufacturing and marketing programs. The Company's capital requirements will depend on numerous factors, including the progress of its research and development programs, results of preclinical and clinical testing, the time and cost invoked in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments and changes in the Company's existing research, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that the Company may establish. Moreover, the Company's fixed commitments, including salaries and fee for current employees and consultants, and other contractual agreements and are likely to increase as additional agreements are entered into and additional personnel are retained. See "Business
- Patents," "Business - Licenses and Other Agreements," "Management Employment Agreements," "Certain Transactions" and "Notes to Financial Statements." The Company may need to raise additional capital to fund its future operations and may seek such additional funding through public or private financing or collaborative, licensing and other arrangements with corporate partners. If additional funds are raised by issuing equity securities, dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. There can be no assurance, however, that additional financing will be available when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent the company from implementing its business strategy or may require the Company to delay, scale back, or eliminate certain of its research and product development programs or to license to third parties rights to commercialize products or technologies that the Company would otherwise seek to develop itself.

Dependence on Qualified Personnel. Due to the specialized scientific nature of the Company's business, the Company is highly dependent upon its ability to attract and retain qualified scientific, technical and managerial personnel. Therefore the Company has entered into employment agreements with certain of its executive officers and employees. The loss of the services of existing personnel as well as the failure to recruit key scientific, technical and managerial personnel in a timely manner would be detrimental to the Company's research and development programs and to its business. The Company's anticipated growth and expansion into areas and activities requiring additional expertise, such as marketing, will require the additional of new management personnel. Competition for qualified personnel is intense and there can be no assurance that the Company will be able to continue to attract and retain qualified personnel necessary for the development of its business. See "Business - Employees and Management."

Competition. The market in which the Company intends to participate is highly competitive. Many of the companies in the cancer diagnostic and screening markets have substantially greater technological, financial, research and development, manufacturing, human and marketing resources and experience than the Company. Such companies may succeed in developing products that are more effective or less costly than the company's products or such companies may be successful in manufacturing and marketing their products than the Company. Physicians using imaging equipment such as x-ray mammography equipment, ultrasound or high frequency ultrasound systems, Magnetic Resonance Imaging
(MRI) systems, and thermography, diaphonography and transilluminational devices may not use the company's products. Currently mammography is employed widely and the Company's ability to demonstrate the Company's ability to sell the CTLM/trademark/ device to medical facilities will, in part, be dependent on the Company's ability to demonstrate the clinical utility of the CTLM/trademark/ device as an adjunct to mammography and physical examination and its advantages over other available diagnostic tests. The competition for developing a commercial device utilizing computed tommography techniques and laser technology is difficult to ascertain given the proprietary nature of the technology. There are a significant number of academic institutions involved in various areas of research involving "optical medical imaging" which is a shorthand description of the technology the Company's CTLM/trademark/ device utilizes. A brief list of the most prestigious of these institutions includes the University of Pennsylvania, The City College of New York, and University College London. Two of these institutions have granted licenses on certain patented technologies to two companies: University of Pennsylvania - Non-Invasive Technologies; City College of New York - MediScience, Inc.

Technical Obsolescence. Methods for the detection of cancer are subject to rapid technological innovation and there can be no assurance that technical changes will not render the Company's proposed products obsolete. There can be no assurance that the development of new types of diagnostic medical equipment or technology will not have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Competition."

Reliance on International Sales. The Company intends to commence international sales of the CTLM/trademark/ device in Europe and Asia prior to commencing commercial sales in the United States, where sales cannot occur unless and until the Company receives pre-market approval from the FDA. Thus, until the Company receives pre-market approval from the FDA to market the CTLM/trademark/ device, as to which there can be no assurance, the Company revenues, if any, will be derived from sales to international distributors. A significant portion of the Company's revenues, therefore, may be subject to the risks associated with international sales, including economical and political instability, shipping delays, fluctuation of foreign currency exchange rates, foreign regulatory requirements and various trade restrictions, all of which could have a significant impact on the Company's ability to deliver products on a timely basis. Future imposition of, or significant increases in the level of, customs duties, export quotas or other trade restrictions could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Sales and Marketing," the regulation of medical devices, particularly in Europe, continue to develop and there can be no assurance that new laws or regulations will not have an adverse effect on the Company.

Product Liability. The Company's business exposes it to potential product liability risks which are inherent in the testing, manufacturing and marketing of cancer detection products. Significant litigation, not involving the Company, has occurred in the past based on the allegations of false negative diagnoses of cancer. While the CTLM/trademark/ device is being developed as a adjunct to other diagnostic techniques, there can be no assurance that the Company will not be subjected to future claims and potential liability.

                                GLOSSARY OF TERMS

Absorption: Process by which a portion of the x-ray beam is removed when the x-ray strike an object.

Benign: Favorable; good prognosis; not malignant.

Biopsy: Stereotactic core needle biopsy: Sampling thru use of a "Tru-Cut" needle of a lesion or microcalcifications guided by mammography (a sterotaxic paired images).

Biopsy: Core needle biopsy: Can be obtained by ultrasound or mammography guidance. Requires a special biopsy "gun" a device that works by a spring-action mechanism to automatically project a needle through the lesion to obtain a tissue specimen.

Calcification: Calcium salts laid down in tissue, usually complex forms of calcium phosphates and carbonates; found in both benign and malignant breast diseases.

Cancer: An imprecise term used to describe an estimate 200 different kinds of malignant neoplasm marked by uncontrolled growth and spread of abnormal cells

Carcinoma in situ: Malignant cell changes in epithelial tissues still confined to the area of origin; in the breast the cancer cells still lie within the confines of the ducts and do not extend beyond the limiting basement membrane of these ducts.

Cyst: Encapsulated collection of fluid, semi-fluid or solid material. In the breast, it is an abnormal structure formed by ductal obstruction.

Cyst aspiration: Cyst aspiration may be guided by palpation, ultra-sound, or mammography. Imaging guidance may be useful for both palpable and nonpalpable cysts because it ensures that the lesion in entered with the needle and facilitates complete or nearly complete aspiration of the fluid.

Cytodiagnosis: Diagnosis of pathogenic conditions b the study of cells present in fluids.

Density: The degree of opacity of a radiographically translucent medium, depending on mass per unit volume.

Fibroglandular Tissue: Breast tissue consisting of 15-18 lobes containing the ductal sturctures and fibrous connective and supportive tissue.

Histodiagnosis: A diagnosis made from the microscopic examination of tissues.

Lymph node: A lymph gland or rounded mass of lymphoid tissue through which the lymph is filtered. In reference to the breast, transportation of cancer cells that spread by flowing through the lymph channels to distant regions of the body.

Malignant: Tending to infiltrate, metastasize, the terminate fatally.

Mammography: Non-invasive soft-tissue radiography of the breast in order to detect abnormalities.

Mass: A quantity of cells adhering to each other usually referred to as a lump or nodule. Dominant mass: the nodule that stands out, the mass in the breast that is significant to surgeon, usually worthy of biopsy.

Palpation: The act of feeling (examining) with the hand.

Ultrasound: Ultrasonography of the breast images mammary structures by recording their differing attenuations of ultrasonic waves. Sound waves; real-time imaging. The transducer directs the high-frequency beam (more than 20,000 cycles per second) into the breast. A computerized television video-scan converter amplifies the resulting echoes and assembles them according to strength into a video collage displayed on an oscilloscope.

Fine needle aspiration: A sampling of palpable or non-palpable lesions guided by mammography or ultrasound for the purpose of lesion diagnosis with cells only.

                                 USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Securities. All of the proceeds will be received by the Selling Securityholders. See "Selling Securityholders".

                             SELLING SECURITYHOLDERS

      The Series B Selling Shareholders are investment companies incorporated in the British Virgin Islands. They are managed by Everest Capital, Ltd., P.O. Box HM2458, Hamilton, Bermuda HMJX. The Selling Securityholders consist of the Series B Holders. The registration statement of which this Prospectus is a part is being filed, and the Shares offered hereby are included herein, pursuant to registration rights as provided for in the subscription agreement entered into between the Company and the Selling Securityholders (collectively, the "Registration Rights"). Due to (i) the ability of the Selling Securityholders to determine when and whether they will sell any Shares under this Prospectus and
(ii) the uncertainty as to how many of the Warrants will be exercised and how many shares of Common Stock will be issued upon conversion of shares of Series B Preferred, the Company is unable to determine the exact number of Shares that will actually be sold pursuant to this Prospectus. However, at a minimum, the Selling Securityholders will be able to convert into 1,168,831 (not including dividends or warrants) Shares of the Company, all of which will be subject to registration rights. The formula for conversion provides for converting at the lesser of $3.85 (Fixed Conversion Price) of 82% of the market price for the Company's Shares (Variable Conversion Price). Accordingly, the number of Shares subject to registration rights may increase. As an example, if the market price of the Shares at the time of conversion was $3.50 and the Selling Securityholders were converting all of their Preferred

Shares the Securityholders would receive 1,567,944 Shares. ($3.50 x .82= $2.87. 10,000/$2.87 = 3,484 x 450=1,567,944).

      The Fixed Conversion Price for the Series B Preferred was determined by reference to the market price for the Company's stock prior to the closing of the transaction. The Variable Conversion Price was determined by reference to various factors concerning the Company which are enumerated in the section titled "Risk Factors". [-].

The Series B Holders

           The Selling Securityholders identified in the table below as "Series B Holders" acquired an aggregate of 450 shares of Series B Preferred in a private placement transaction (the "Series B Transaction") pursuant to Subscription Agreements dated December 13, 1996 (collectively the "Subscription Agreements"). The Series B Preferred is convertible into Common Stock at the option of the Series B Holder as follows: may convert up to 34% of the Series B Preferred 80 days after issuance December 17, 1996; may convert up to 67% of the Series B Preferred 100 days after issuance December 17, 1996; and, all remaining Series B Preferred 120 days after issuance December 17, 1996. The number of shares of Common Stock into which shares of Series B Preferred are convertible depends on several factors, including the date on which the shares are converted and the market price of the Common Stock at the time of conversion. None of the Series B Preferred have been converted. See "Description of Capital Stock - Preferred Stock." The determination as to the number of shares to be issued was a result of negotiations between the Company and the Selling Shareholders.

      The figures in the table below representing the number of shares of Common Stock offered by the Series B Holders make a number of assumptions concerning the applicable conversion ratio and the dates on which shares of Series B Preferred are converted. As described in greater detail under "Description of Capital Stock - Preferred Stock," the number of shares of Common Stock issuable upon conversion of Series B Preferred is calculated in part on the basis of the lower of a fixed conversion price or a variable conversion price. The variable conversion price depends primarily on the market price of the Common Stock on the date of conversion. The fixed conversion price is $3.85 per share. Since Series B Holders paid $10,000 per share for Series B Preferred, each share of Series B Preferred, in general, convertible into a number of shares determined by dividing $10,000 by the applicable conversion price. If the variable conversion price on the date of conversion is lower than the fixed conversion price, then a greater number of shares will be issued. In addition, there is dividend payable at the rate of seven percent (7%) per annum, payable quarterly at the Company's option in cash or shares.

      For the above reasons, it is not possible to set forth in the table the maximum number of shares that could be acquired by the Series B Holders upon conversion of shares of Series B Preferred. The number of shares set forth in the tables are based on conversion as follows: the Series B Preferred at the fixed conversion price, with the dividend of 7% calculated, assuming conversion of all of the Series B Preferred on the dates set forth above. Several factors, including whether the market price of the Common Stock is lower than the fixed conversion price of $3.85 per share, could result in a greater number of Shares being issued to the Series B Holders than are reflected in the table below.


      The following table identify each Selling Securityholder based upon information provided to the Company, set forth as of June 26, 1997, with respect to the Shares beneficially held by or acquirable by, as the case may be, each Selling Securityholder and the shares of Common Stock beneficially owned by the Selling Securityholder which are not covered by this Prospectus. No Selling Securityholder has had any position, office or other material relationship with the Company within the past three years. The percentage figures reflected in the table assume conversion of all shares of: Series B Preferred into 1,327,864 shares of Common Stock including dividends at the rate of 7% per annum paid in shares of Common Stock assuming conversion of the Series B Preferred in percentages set forth above and exercise of all Warrants into 112,500 shares of Common Stock.



                                SERIES B HOLDERS


                                NUMBER OF                 NUMBER OF           COMMON STOCK
                         SHARES OF COMMON STOCK    SHARES OF COMMON STOCK     OWNED PRIOR TO
NAME OF                         UNDERLYING               UNDERLYING           OFFERING
INVESTOR                   SERIES B PREFERRED             WARRANTS            NUMBER     PERCENT
--------                 ----------------------    ----------------------     ------     -------
Goodland International
Investment Ltd.                 850,755                    78,750              None         0

Weyburn Overseas
Limited                         364,609                    33,750              None         0



                              PLAN OF DISTRIBUTION

      The registration statement of which this Prospectus forms a part has been filed pursuant to the Registration Rights. To the Company's knowledge, as of the date hereof, no Selling Securityholder had entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the Shares offered hereby, nor does the Company know the identity of the brokers or market makers which will participate in the offering.

      The Shares covered hereby may be offered and sold from time to time by the Selling Securityholders. The Selling Securityholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sale may be made on the OTC Bulletin Board or otherwise, at prices and on terms then prevailing or at prices related to the then market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker-dealer engaged by the Selling Securityholder will attempt to sell Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. To the best of the Company's knowledge, the Selling Securityholders have not, as of the date hereof, entered into any arrangement with a broker or dealer for the sale of shares through a block trade, special offering, or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Securityholders in amounts to be negotiated.

      In offering the Shares, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Securityholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

      Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 under the Exchange Act governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

      This offering will terminate as to each Selling Securityholder on the earlier of (a) the date on which such Selling Securityholder's shares may be resold pursuant to Rule 144 under the Securities Act; or (b) the date on which all

Shares offered hereby have been sold by the Selling Securityholders. There can be no assurance that any of the Selling Securityholders will sell any or all of the shares of Common Stock offered hereby.

                            DESCRIPTION OF SECURITIES

      The Company's authorized capital stock consists of 50,000,000 shares of capital stock of which 48,000,000 shares are common stock no par value and 2,000,000 shares are preferred, no par value. As of March 31, 1997 there were issued and outstanding 24,685,084 shares of Common Stock. As of March 31, 1997, there were issued and outstanding 450 shares of Series B Convertible Preferred Stock and Warrants to purchase 112,500 shares of Common Stock of the Company.

Common Stock

      The holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company (the "Board") out of funds legally available thereof and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights of the holders of the Common Stock are subject to any rights that may be fixed for holders of Preferred Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock issued or issuable upon the conversion of the Series B Preferred and the exercise of Warrants will be, when issued against the consideration therefor, fully paid and nonasseable.

Preferred Stock

      Shares of preferred stock may be issued from time to time in series and the Board of Directors of the Corporation is authorized to establish and designate series and to fix the number of shares and the relative voting, dividend, conversion, liquidation, redemption, and other rights, preferences, and limitations as between series, subject to such limitations as may be prescribed by law; that the proper officers of the corporation are by this means authorized to make, subscribe, acknowledge, execute, and file, or cause to be filed, such certificate or certificates as may be required under the laws of the state of Florida and other jurisdictions to give effect to the proposal, as presented in the proxy statement, or as may be required in connection with the issuance of shares of preferred stock in series from time to and things as in its discretion may be necessary or advisable in connection with such proposal.

Series B Preferred

      A total of 450 shares of Series B Preferred are authorized by the Certificate of Amendment to the Certificate of Incorporation (the "Certificate of Determination") establishing the rights, preferences, privileges and restrictions granted to or imposed upon the Series B Preferred. The following is a description of some of the material terms of the Series B Preferred:

            1. Designation. The designation of the series of Preferred Stock fixed by this resolution shall be "Series B Convertible Preferred Stock" (hereinafter referred to as the "Convertible Preferred Stock").

            2. Conversion Rights.

               (a) RIGHT TO CONVERT. The holder of any shares of Convertible Preferred Stock may, (i) at any time during the period commencing on and including eighty (80) days after issuance, convert up to thirty four percent (34%), without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, no par value, of the Corporation (ii) at any time during the period commencing on and including one hundred (100) days after issuance, convert up to sixty eight percent (68%) in aggregate, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, no par value, of the Corporation, and (iii) at any time during the period commencing on and including one hundred and twenty (120) days after issuance, convert up to one hundred percent (100%) in aggregate, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of common stock, no par value, of the Corporation as is determined by dividing (i) the sum of $10,000 by (ii) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" shall be equal to eighty two percent (82%) of the Market Price of the Corporation's Common Stock; provided, however, that in no event will the Conversion price be greater than the $3.85. For purposes of this Section 2, the Market Price shall be the average of the closing bid prices of the Common Stock over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice (as defined in Section 2(b)hereof), as reported by the National Association of Securities Automated Quotation System ("NASDAQ"), or the average of the closing bid prices of the Common Stock in the over-the-counter market over the five consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice, or, in the event the Common Stock is listed on a national stock exchange, the Market Price shall be the average of the closing prices of the Common Stock on such exchange, as reported by the NASD OTC Bulletin Board over the five consecutive trading days immediately preceding the date of the Conversion Notice.

               (b) MECHANICS OF CONVERSION. No fractional shares of Common
      Stock shall be issued upon conversion of Convertible Preferred Stock. If upon conversion of shares of Convertible Preferred Stock held by a registered holder which are being converted, such register holder would, but for the provisions of this Section 2(b), receive a fraction of a share of Common Stock thereon, then in lieu of any such fractional share to which such holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Convertible Preferred Stock, and shall give written notice (the "Conversion Notice") to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name of its nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, but in any event within three business days of the date of its receipt of the Conversion Notice, issue and deliver or cause to be issued and delivered to such holder of Convertible Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made on the date that the Corporation receives the Conversion Notice, and the person or persons entitled to receive the share of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the conversion of any shares of Convertible Preferred Stock, such shares shall be restored to the status of authorized but unissued shares and may be reissued by the Corporation at any time.

               (c) NOTICES OF RECORD DATE. In the event of (i)any declaration by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of the Corporation, any classification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, transfer, consolidation, merger, dissolution or winding up.

               (d) STOCK DIVIDENDS; STOCK SPLITS; ETC. In the event that the Corporation shall (i)take a record of holders of shares of the Common Stock for the purpose of determining the holders entitled to receive dividends payable in shares of Common Stock, (ii)subdivide the outstanding shares of Common Stock, (iii)combine the outstanding shares of Common Stock into smaller number of shares or (iv)issue, by reclassification of the Common Stock, any other securities of the Corporation, then, in each such case, the Conversion Price then in effect shall be adjusted so that upon conversion of each share of Convertible Preferred Stock then outstanding the number of shares of Common Stock into which such shares of Convertible Preferred Stock are convertible after the happening of any of the events described in clauses (i)through(iv) above shall be the number of such shares of Common Stock into which such shares of Convertible Preferred Stock would have been converted if so converted immediately prior to the happening of such event or any record date with respect thereto.

               (e) COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such numbers of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding shares of Convertible Preferred Stock. In the event there are insufficient shares to effect a conversion, the Corporation shall increase the number of authorized shares to effect conversion. In the event shareholder approval is required to increase the authorized shares, the holder shall be entitled to vote with the holders of the Common Stock, as a single class, where each share of Convertible Preferred Stock shall be entitled to that number of votes to which it would be entitled had all of its shares of Convertible Preferred Stock been converted into shares of Common Stock were notice of conversion given on the date of such vote. No sale or disposition of all or substantially all of the Corporation's assets shall take place without the approval of the holders of the Convertible Preferred Stock, voting as a single class.

            3. DIVIDEND RIGHTS. The holders of record of Convertible Preferred Stock shall be entitled to receive cumulative dividends thereon, out of funds legally available therefor and to the extent permitted by law, at the rate of seven percent (7%) per share, per annum, computed on the basis of the actual number of days elapsed in a 365-day year, commencing on the date of issuance of such shares of Convertible Preferred Stock and payable quarterly on the last business day of each calendar quarter commencing with the calendar quarter next succeeding the date of issuance of the Convertible Preferred Stock. Such dividends shall be fully cumulative and shall accrue, whether or not declared by the Board of Directors of the Corporation, from the date of issuance of the shares of Convertible Preferred Stock until the date of payment thereof as set forth in the immediately preceding sentence. No dividends or other distributions shall be paid on or declared and set aside for payment on the Common Stock until full cumulative dividends on all outstanding shares of Convertible Preferred Stock shall have been paid or declared and set aside for payment. Such dividends shall be payable in cash or in freely tradable shares of Common Stock, with such shares of Common Stock valued at the average closing bid price of such shares over the five consecutive trading days immediately preceding the date of payment thereof, as such average closing bid price is determined pursuant to Section 2 above.

            4. VOTING RIGHTS OF CONVERTIBLE PREFERRED STOCK. Except as otherwise required by law and as provided for in Section 2(e), the holders of outstanding shares of Convertible Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

            5. RANKING. The Convertible Preferred Stock shall rank senior to any other class of capital stock of the Corporation now or hereafter issued as to the payment of dividends and the distribution of assets on redemption, liquidation, dissolution or winding up of the Corporation.

            6. LIQUIDATION RIGHTS. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any shares of Convertible Preferred Stock shall be outstanding, the holders of the then outstanding shares of Convertible Preferred Stock shall have a preference in distribution of the Corporation's property available for the distribution to the holders of any other class of capital stock of the Corporation, including but not limited to, the Common Stock, equal to $10,000.00 consideration per share, together with an amount equal to all accrued but unpaid dividends thereon, if any, to the date of payment of such distribution, whether or not declared by the Board.

            7. ADJUSTMENTS DUE TO MERGER OR CONSOLIDATION, ETC. In the case of any consolidation with or merger of the Corporation with or into another corporation, or in the case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Convertible Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Convertible Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Convertible Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Convertible Preferred Stock.

Warrants

      As of March 31, 1997 the Company had outstanding 112,500 non-redeemable warrants (the "Series B Warrants"). The Series B Warrants are exercisable at any time for an exercise price of $5.00 and will expire five (5) years from date of issue. The Warrants may be exercised upon surrender of the certificate thereof on or prior to the expiration date at the offices of the Company with the form of "Election to Purchase" and accompanied by payment of the full exercise price for the number of Warrants being exercised. The Warrants contain provisions that protect the holders thereof against dilution by adjustments of the exercise price in certain events, such as stock dividends, stock splits, mergers, combinations or recapitalizations, and for other unusual events. The holder of a Warrant will not posses any rights as a shareholder of the Company unless and until he or she exercises the Warrant.

                           INTERESTS OF NAMED EXPERTS
                                   AND COUNSEL

      Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Peter S. Knezevich, General Counsel and Vice President of the Company. Mr. Knezevich currently owns approximately 251,438 shares of common stock of the Company.

                                     EXPERTS

      The audited financial statements of Imaging Diagnostic Systems, Inc. included herein and elsewhere in the Registration Statement have been examined by Margolies and Fink, independent certified public accountants, for the periods and to the extent set forth in their respective report and are included herein and elsewhere in the Registration Statement in reliance upon such report of said firm given under their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

      The validity of the issuance of the Shares will be passed upon for the Company by Mr. Peter S. Knezevich, General Counsel and Vice President of the Company.

                                    BUSINESS

Overview

      Since its inception (December 10, 1993), Imaging Diagnostic Systems, Inc. (the "Company") has been engaged in research and development associated with its cancer detection technology and developing for commercial application its Computed Tomography Laser Mammography (CTLM/trademark/)device.

      The Company has developed a system for detecting breast cancer through the skin in a non-invasive and objective procedure. Imaging's system employs a high-speed femto-second pulsed titanium sapphire laser and proprietary scanning geometry and reconstruction algorithms to detect and analyze masses in the breast for indicia of malignancy or benignancy. The combination and incorporation of the foregoing components into a device provide for enhanced diagnostic capabilities that are superior to standard mammography diagnostic tools such as ultra-sound and mammography. Based upon the known optical properties of benign and malignant tissues (whether and to what extent light is impeded as it passes through the tissue and the measurement of the impedance), the CTLM device is designed to provide both the physician and patient with immediate, on-site, objective interpretation and determination of further clinical work-up. Accordingly, the Company believes that its proposed breast cancer diagnostic product, the Computed Tomography Laser Mammography (CTLM/trademark/) device, will improve early diagnosis, reduce diagnostic uncertainty and decrease the number of biopsies performed on benign lesions. See below, Comparison to Existing Diagnostic Modalities. Further, the CTLM/trademark/ device does not expose the patient to ionizing radiation or the breast to painful compression. The Company believes that these factors contribute to a portion of the patient population not obtaining a conventional mammogram.

During the first year of operations, the Company researched the interaction between high speed, rapid pulsed (Ti-Saphire) laser technology and various detection technologies associated with standard computed tomographic ("CT") schemes. From this research the Company developed its first prototype which was able to create images of a breast. The Company refined various software and hardware configurations and components of the device based on these first images and filed a patent during June of 1995. During this period of time there were further advances in laser technology effecting the size and stability of the laser component. The Company incorporated these changes by purchasing a laser package manufactured by Spectra-Physics, Inc. On December 12, 1995, the Company had a preliminary meeting with the Food and Drug Administration to discuss generally the approach the Company would take to obtain marketing clearance for its CTLM/trademark/ device. The Company was advised that it would need to submit and have approved a pre-market approval application ("PMA") in order to obtain marketing clearance for the device. Further, the Company was advised that it would also need to submit an investigational device exemption ("IDE") application to the FDA in order to commence human clinical trials of the device. The Company submitted its IDE application on January 8, 1996, and it was approved February 9, 1996. During calendar year 1996, among other matters, the Company further refined the detection scheme and laser power configuration in order to obtain substantially better image quality. In order to incorporate the changes the Company was required to submit to the FDA an amendment to its IDE application. During the month of November, 1996 the Company installed its device at the Strax Breast Diagnostic Center.

On June 12, 1997, the Company was advised by patent counsel that the patent filed June 5, 1995, "Diagnostic Tomographic Laser Imaging Apparatus" was granted with 7 independent and 16 subordinate claims.

The competition for developing a commercial device utilizing computed tommography techniques and laser technology is difficult to ascertain given the proprietary nature of the technology. There are a significant number of academic institutions involved in various areas of research involving "optical medical imaging" which is a shorthand description of the technology the Company's CTLM/trademark/ device utilizes. A brief list of the most prestigious of these institutions includes the University of Pennsylvania, The City College of New York, and University College London. Two of these institutions have granted licenses on certain patented technologies to two companies: University of Pennsylvania-Non-Invasive Technologies; City College of New York - MediScience, Inc.

The market in which the Company intends to participate is highly competitive. Many companies may succeed in developing products that are more effective or less costly than the company's products or such companies may be successful in manufacturing and marketing their products than the Company. Physicians using imaging equipment such as x-ray mammography equipment, ultrasound or high frequency ultrasound systems, Magnetic Resonance Imaging (MRI) systems, and thermography, diaphonography and transilluminational devices may not use the Company's products. Currently, mammography is employed widely and the Company's ability to demonstrate the Company's ability to sell the CTLM/trademark/ device to medical facilities will, in part, be dependent on the Company's ability to demonstrate the clinical utility of the CTLM/trademark/ device as an adjunct to mammography and physical examination and its advantages over other available diagnostic tests.

      To date, the Company has not marketed, or generated revenues from the commercialization of any products. From inception to March 31, 1997 the Company has sustained accumulated losses of $13,231,798 and has spent approximately $2,465,967 on research and development during this same period. The Company's results may vary significantly from period to period depending on several factors, such as the timing of certain expenses and the progress of the Company's research and development and commercialization programs, all of which may be affected by the availability of funds.

Breast Cancer

      Background

         Breast cancer is one of the most common cancers among women and, notwithstanding the currently available detection modalities, is the leading cause of death among women aged 35 to 45. According to the American Cancer Society ("ACS"), approximately one in eight women in the United States will develop breast cancer during her lifetime. Nationwide it is estimated that approximately 43,900 women will die from this disease in 1997. In the United States in 1997, approximately 180,200 women will be diagnosed with the disease. Excluding skin cancers, the breast is the most frequent site of cancer among

American women accounting for 32% of incident cancers and 17% of cancer deaths. It is the second leading cause of death for American women following lung cancer. In Europe in 1990, approximately 170,000 cases of cancer were discovered, with an estimated 73,000 deaths. The annual cost of breast cancer management in the United States alone is approximately $25 billion.

         There is widespread agreement that screening for breast cancer, when combined with appropriate follow-up, will reduce mortality from the disease. According to the NCI, the five-year survival rate decreases from 98% to 72% after the cancer has spread to the lymph nodes, and to 18% after it has spread to other organs such as the lung, liver or brain. Extensive documentation demonstrates that mammography misses, on average, 15%-20% of breast cancer detected by physical exam alone.

         Breast cancer screening is generally recommend as a routine part of preventive healthcare for women over the age of 20 (approximately 90 million in the United States). For these women, ACS has published guidelines for breast cancer screening including:(i)monthly breast self-examinations for all women over the age of 20;(ii)a baseline mammogram for women by the age of 40;(iii)a mammogram every one to two years for women between the ages of 40 and 49;(iv)an annual mammogram for women age 50 or older. As a result of family medical histories and other factors, certain women are at "high risk" of developing breast cancer during their lifetimes. For these women, physicians often recommend close monitoring, particularly if an abnormality posing increased risk factors has been detected.

         Each year approximately eight million women in the United States require diagnostic testing for breast cancer because of a physical symptom, such as a palpable lesion, pain or nipple discharge, discovered through self or physical examination (approximately seven million) or a nonpalpable lesion detected by screening x-ray mammography (approximately one million). Once a physician has identified a suspicious lesion in a woman's breast, the physician may recommend further diagnostic procedures, including diagnostic mammography and ultrasound. A minimally invasive procedure such as fine needle aspiration or large core needle biopsy. In each case, the potential benefits of additional diagnostic testing must be balanced against the costs, risks and discomfort to the patient associated with undergoing the additional procedures. Each of the currently available non-surgical modalities for breast cancer detection has various clinical limitations. While the minimally invasive procedures provide more diagnostic information, there is still present a 4% miss-rate factor.

      Due in part to the limitations of the currently available modalities to identify malignant lesions, a large number of patients with suspicious lesions proceed to surgical biopsy, an invasive and expensive procedure. Approximately 800,000 surgical biopsies are performed each year in the United States, of which approximately 700,000 result in the surgical removal of benign breast tissue. The average cost of a surgical biopsy ranges from approximately $1,000 to $5,000 per procedure. Thus biopsies of benign breast tissue cost the U.S. health care system approximately $2.45 billion annually. In addition, biopsies result in pain, scarring and anxiety to patients. Patients who are referred to biopsy usually are required to schedule the procedure in advance and generally must wait up to 48 ours for their biopsy results.

Screening and Diagnostic Modalities

      Physical Examination

         Physical examinations may be conducted by a physician or clinician as part of a medical examination, or by a woman performing a breast self-examination; however, a physical examination of the breast can only detect relatively large lesions, which may be advanced cancers. Furthermore, physical examination of the breast does not reliably distinguish between malignant and benign tissue. More than half the women who menstruate will have a lump in a breast at some point, but fewer than 10% of such lumps will be malignant.

      Mammography

         Mammography is a non-invasive x-ray modality commonly used for both routine breast cancer screening and as a diagnostic tool. A mammogram produces and image of the internal structure of the breast which is intended to display lesions as white spots against the black and/or white background of normal tissue. In a screening mammogram, radiologists seek to detect suspicious lesions, while in a diagnostic mammogram radiologist seek to characterize suspicious lesions. Mammograms require subjective interpretation by a radiologist and are often uncomfortable for the patient. Because x-ray mammography exposes the patient to radiation, ACS recommends mammograms be limited to once per year. In addition, x-ray mammography is considered to be less effective for women under the age of 50 who generally have radiographically dense breast tissue. The average cost of a diagnostic mammogram is approximately $55 to $200 per procedure (an average of $113), and requires the use of capital equipment ranging in cost from approximately $75,00 to $225,000. It is expected that the CTLM device will cost approximately $300,000 and the cost of a bilateral exam will be $125 to $150. Due the high capital costs associated with mammography equipment and the specialized training necessary to operate the equipment and to interpret radiographic images, mammography is usually available only at specialty clinics or hospitals.(The foregoing average cost figures are based on a survey of 23 ACR and FDA certified facilities in Broward County, Florida, conducted during the month of March, 1997).

      Ultrasound

         Ultrasound uses high frequency sound waves to create an image of soft tissues in the body in a non-invasive manner. Like mammography, this image requires interpretation by a physician. Ultrasound's principal role in breast cancer diagnosis has been to assist the physician in determining whether a palpable lesion is likely to be a cyst (usually benign) or a solid mass (potentially cancerous). The average cost for an ultrasound of the breast is approximately $125 to $500 per procedure (an average of $235) and requires the use of capital equipment ranging in cost from approximately $60,000 to $200,000. Again, it is expected that the CTLM device will cost approximately $300,000 and the cost of an exam will be $125 to $150. Like mammography, ultrasound is generally performed at specialty clinics or hospitals.(The foregoing average cost figures are based on a survey of 23 ACR and FDA certified facilities in Broward County, Florida, conducted during the month of March, 1997).

      The Computed Tomography Laser Mammography Device

           An approximately 15 minute bilateral breast examination utilizing the CTLM device is performed by a Technologist with the patient resting in a comfortable prone position. One breast at a time is pendulous in the aperture housing the scanning device. Once the entire breast is scanned the other breast is placed in the chamber for scanning. Each scan takes approximately 6-8 minutes. Based upon the known optical properties of benign and malignant tissues, the procedure is designed to provide both the physician and patient with immediate, on-site, objective interpretation and determination of further clinical work-up. Further, the device is designed to archive and compare scans and provide the patient with a computer disc (CD) of her scan.

      Biopsy

         Other currently available minimally invasive diagnostic techniques include fine needle aspirations or core needle biopsy employing either the stereotactic or hand held method. In each of these procedures a physician seeks to obtain either cellular or tissue samples of suspicious lesions for cytodiagnosis or histodiagnosis. Inadequate sampling can render these tests invalid. These procedures are invasive, require follow-up and range in cost from approximately $370 to $1,000 per procedure.

Comparison to Existing Diagnostic Modalities

      The CTLM/trademark/ device differs from currently available breast imaging modalities employed for the detection of breast cancer by generating more precise imformation for the clinician or doctor. The CTLM device generates, depending on the size of the breast, approximately 20 cross-sectional images of a breast. A conventional screening mammography exam generates 2 images of the breast. Cross-sectional imaging allows a doctor or clinician to isolate the location of the abnormality within the breast. By doing so, there is greater resolution of the area where the specific abnormality resides.

      Clinical efficacy of conventional mammography diminishes proportionately with the abundance of fibroglandular breast tissue. Based upon this fact, limited interpretability of a mammogram increases the risk that a lesion may be overlooked, and diagnosis and treatment may be delayed; thus threatening the patient's survival probability. Vigorous compression of breast tissue in order to aid in the distinction between so-called normal and abnormal breast tissue is fairly effective, but does pose an obstacle for MANY women either deciding to have their first mammogram or deciding whether to ever return for an annual screening mammogram.

      Scanning of the breast with the CTLM device is accomplished in such a manner that utilizes no compression of tissue. The gathering of data from 360(Degree) around the breast yields multiple cross-sectional images which are representative of a near three-dimensional view of its internal structures. Such an acquisition provides the physician with increased accuracy in lesion location, as well as determination of the extent and involvement of breast disease processes. Conventional two-dimensional imaging with mammography and ultrasound does not provide such quick and complete information.

      Breast augmentation through the use of either silicone or saline implants renders another difficult situation when employing conventional mammography for imaging. Although radiographic and positioning techniques have vastly improved the ability to compress and image more breast tissue than ever before, there still remains a certain amount of breast tissue unable to be imaged due to its placement around the implant. With free suspension of the breast in the CTLM scanning chamber, and the ability of the device to image the breast from the chest wall to the nipple, data can be collected from around the entire breast. Either silicone or saline implants do not impede light transmission through the breast.

                              Figure 1- Mammography


                                GRAPHIC OMITTED



               MAMMOGRAPHY                   MAMMOGRAPHY
                                             VARIABLE RESULTS

      Clinical efficacy of conventional mammography diminishes proportionately with the abundance of fibroglandular breast tissue. In conventional mammography, the 3-D breast is compressed and a 2-D image is obtained. Figure 1, below, illustrates the mammography technique and the variable results that may be obtained due to dense breast tissue. The overlap of tissue in a mammogram image can obscure lesions that are present. Approximately 10 out of 100 lesions cannot be seen with x-ray mammography because of breast tissue density. Lesions that cannot be seen results in delayed diagnosis and delayed treatment; thus reducing the patient's survival probability.

                 Figure 2, Computed Tomography Laser Mammography

                                GRAPHIC OMITTED



      The CTLM breast examination DOES NOT USE X-RAY OR COMPRESSION. These two factors are the significant reasons why women are already asking to have the procedure performed. In the CTLM examination, the laser beam is rotated 3600 around the breast to acquire data to allow an image of a cross-section of the breast to be constructed. Figure 2, above, illustrates the scanning principal and the slice-plane image of breast tissue. Data is acquired in a manner that allows reconstruction of contiguous cross-sections, or "slices." The slice thickness is set to 4 mm thus allowing a detailed examination of the interior of the breast. This feature of the CTLM that makes it uniquely different from conventional breast imaging techniques. These thin sections allow viewing the interior of the breast is an almost 3-D like representation.

                 Figure 3, Conventional Mammography Compared to
                      Computed Tomography Laser Mammography


                                GRAPHIC OMITTED

                         LESION IS LOST IN SURROUNDING
                           SEA OF DENSE BREAST TISSUE

                            CONVENTIONAL MAMMOGRAPHY



                                GRAPHIC OMITTED

                         CONTINGUOUS SLICE PLANE IMAGES
                           LESION IS NOTLOST IN DENSE
                                 BREAST TISSUE
                      COMPUTED TOMOGRAPHY LASER MAMMOGRAPHY




      The advantage of CTLM over conventional mammography is illustrated in Figure 3, above. Multiple slice-plane images are not available from mammography. The capability to view multiple slice-plane images instead of only two views, the cranio-caudal and the medial lateral oblique, per breast provides more concise location of a lesion.

                           Figure 4, Breast Ultrasound


                                GRAPHIC OMITTED

                           LESIONS SMALLER THAN 2 CM
                        ARE DIFFICULT TO LOCATE BECAUSE
                            OF LIMITED FIELD OF VIEW




      Breast ultrasound is a breast diagnostic test, not a breast-screening test. It is used after a lesion is located to determine if the abnormality is cystic or solid. The field of view of the hand-held ultrasound transducer and the lack of precise knowledge of where the image was being obtained from make the ultrasound examination dependent on the capability of the person performing the procedure. The patient is usually examined in the supine position. The hand-held transducer is placed against the breast to beam high frequency sound pulses into the tissue. The positioning of the transducer determines which portion of the breast will be imaged. Figure4, above, illustrate the typical ultrasound examination technique.Breast ultrasound is typically used only to view a sector of the breast, not the entire breast.


                                              Characteristics Summary

 ------------------ ----------------- -------------------- ------------------- ---------------- ---------------- ---------------
 TECHNIQUE          IONIZING          PATIENT COMFORT      DIAGNOSTIC TEST     NUMBER OF VIEWS  BREAST           DENSE BREASTS
                    RADIATION                                                   PER BREAST      AUGMENT-ATION    EFFECT
                                                                                                EFFECT
 ------------------ ----------------- -------------------- ------------------- ---------------- ---------------- ---------------
 Mammo-graphy       Yes               Compression          Yes                 2                Adverse          Adverse
 ------------------ ----------------- -------------------- ------------------- ---------------- ---------------- ---------------
 Ultrasound         No                No discomfort        Yes                 Unlimit-ed       Little           Little
 ------------------ ----------------- -------------------- ------------------- ---------------- ---------------- ---------------
 CTLM               No                No discomfort        Yes                 Unlimit-ed       None             Little
 ------------------ ----------------- -------------------- ------------------- ---------------- ---------------- ---------------


         The Company believes that the shortcomings of current breast cancer management which include discomfort and exposure to radiation represent a significant market opportunity for an objective technology which does not have these shortcomings. The use of the CTLM device to detect breast cancer is believed to be especially promising for women between the ages of 20 to 50 (over 50 million women in the United States) for whom x-ray mammography has lower efficacy. These women often present diffuse palpable benign breast conditions which can mask malignancies or pre-malignant conditions.

Regulatory and Clinical Status

      In order to sell the CTLM device commercially in the United States the Company must obtain marketing clearance from the FDA. The Company plans to file a PMA with the FDA to obtain marketing clearance. A PMA application must be supported by extensive data, including preclinical and clinical trial data, as well as extensive literature to prove the safety and effectiveness of the device. Following receipt of a PMA application, if the FDA determines that the application is sufficiently complete to permit substantive review, the agency will "file" the application. Under the Food, Drug and Cosmetic Act, the FDA has 180 days to review a PMA application.

      The FDA has adopted a policy of expedited review which is available to medical devices satisfying one or more of the following criteria:

       /bullet/ The device addresses a condition which is serious or life-threatening or presents a risk of serious injury for which no alternative legally marketed diagnostic/therapeutic modality exists.

       /bullet/ The device addresses a condition which is life threatening or irreversibly debilitating, and provides for clinically important earlier diagnosis or significant advances in safety and/or effectiveness over existing alternatives.

       /bullet/ The device represents a clear clinically meaningful advantage over existing technology, defined as having major (not incremental) increased effectiveness or reduced risk compared to existing technology.

       /bullet/ The availability of the device is otherwise in the best interest of the public health.

      On February 9, 1996, the FDA approved the Company's Investigational Device Exemption (IDE) application. An approved IDE application permits a device, that would otherwise be subject to marketing clearance, to be shipped lawfully for the purpose of conducting a clinical study. Further, the Company supplemented the IDE to allow for the scanning of 7-10 patients in-house for calibration purposes. On April 3, 1997, the Company was granted approval pursuant to the IDE to scan an additional 20 patients at its facilities to conduct comparative studies.

      The IDE authorizes the Company to conduct a Phase I study at the Strax Breast Diagnostic Institute located in Lauderhill, Florida (the "Strax Center"). The Phase I study involves scanning 50 patients with differing breast abnormalities and comparing the results with other diagnostic modalities such as ultra-sound and standard x-ray mammography. These 50 patients will be involved in the study for the limited period of time for the Phase I study. In addition to the 50 patients, the Company received authorization from the FDA on April 3, 1997, to scan an additional 20 patients at the Company's facilities. These patient scans will be compared against mammogrpahy and MRI. As of May 2, 1997, the Company has scanned 15 patients at is facility and 3 patients at the Strax Center. It is anticipated the Phase I study will take 60-90 days. After the Phase I study is completed and the results are reviewed by the FDA, the Company will submit its Phase II application to the FDA. The Phase II study will encompass the establishment of 4-6 clinical sites at major hospitals in the United States and, in addition to comparing the results to existing modalities, the results will be compared against actual biopsies. These clinical sites will be used to accumulate the approximately 400-500 clinical studies to be submitted with the PMA application.

      The delay between the date of approval of the IDE and the installation of the device at the Strax Center was caused by a change in the device and the availability of a new laser package. The change was based on technological improvements to the laser component of the device which resulted in increased scanning capabilities. The Company was required to submit to the FDA for approval an amendment to the Company's existing IDE application to incorporate the changes prior to installing the device at the Strax Center. Further, in order to submit the amendment, the Company, at the request of the FDA, had to seek its approval to conduct a clinical test to support the amendment. The Company received approval for the amendment on April 3, 1997.

Sales and Marketing

      The laws of certain European and Asian countries may permit the Company to begin marketing the CTLM device in Europe and Asia before marketing would be permitted in the United States. The Company is considering potential distribution agreements with strategic marketing partners in Europe and Asia and has entered into a distribution agreement with Euro Trading & Finance S.r.l. to market and service the device in Italy.

Employees

      As of May 30, 1997, the Company had 33 employees, 22 of whom devote the majority of their time to scientific and product research and development.

Facilities

      The Company's facilities are located at 6531 N.W. 18th Court, Plantation, Florida. The facilities are owned by the Company and comprise a 24,000 sq. ft. building located on a 5 acre landscaped tract. The Company believes that its facility is adequate for its current and reasonably foreseeable future needs. The Company will assemble the device at its facility from hardware components that will be made by vendors to Company specifications. The software components of the device are developed by Company.

Legal Proceedings

      The Company has no legal proceedings.

                           PRICE RANGE OF COMMON STOCK

      The Company's Common Stock is traded on the over-the-counter bulletin board market. There has been trading in the Company's Common Stock since September 20, 1994. The following table sets forth, for each of the fiscal periods indicated, the high and low trade prices for the Common Stock, as reported on the OTC Bulletin Board. These per share quotations reflect inter-dealer prices in the over-the-counter market without real mark-up, markdown or commissions and may not necessarily represent actual transactions.

      QUARTER ENDING            High Bid        Low Bid
      FISCAL YEAR 1995
      ----------------
      September/1994            $1.38                $1.00
      December/1994             $1.44                $ .75
      March/1995                $2.19                $ .50
      June/ 1995                $2.12                $1.46
      FISCAL YEAR 1996
      ----------------
      September/1995            $ .78                $ .71
      December/1995             $3.15                $ .75
      March/1996                $8.25                $8.00
      June/ 1996                $3.90                $3.87
      FISCAL YEAR 1997
      ----------------
      September/1996            $3.93                $2.25
      December/1996             $3.93                $1.43
      March/1997                $4.12                $2.43


      On June 26, 1997, the closing trade price of the Common Stock as reported on the OTC Bulletin Board was $3.00. As of such date, there were approximately 568 holders of record of the Company's Common Stock.


                                 DIVIDEND POLICY

      To date, the Company has not declared or paid any dividends with respect to its capital stock, and the current policy of the Board of Directors is to retain any earnings to provide for the growth of the Company. Consequently, no cash dividends are expected to be paid on the Company's Common Stock in the foreseeable future.

                                                                             40

                         Selected Financial Information

                          Statement of Operations Data


                               Balance Sheet Data


                                        MARCH 31,    DECEMBER 31,     JUNE 30,       JUNE 30,
                                          1997           1996           1996           1995
                                        ---------    ------------     --------       --------
Current assets:
 Cash                                  $4,850,982    $ 3,886,509      $3,975,354    $  16,059
 Loan receivable - stockholders                 -              -               -       48,600
 Loan receivable - other                   17,040              -               -            -
 Prepaid espenses                          10,053         10,053          15,900            -
                                       ----------    -----------      ----------    ---------
     Total current assets               4,878,075      3,896,562       3,991,254       64,659
                                       ----------    -----------      ----------    ---------
Property and equipemnt, net             3,248,011      3,108,001         657,132      285,976
Prototype equipment                     1,105,301        937,562         575,338      270,375
Other assets                                9,635          9,635          53,010        2,664
                                       ----------    -----------      ----------    ---------
                                       $9,241,022    $ 7,951,760      $5,276,734    $ 623,674
                                       ==========    ===========      ==========    =========

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS



                                                       NINE MONTHS ENDED                 SIX MONTHS ENDED
                                                            MARCH 31,                       DECEMBER 31,
                                                       1997           1996             1996           1995
                                                    ----------  -----------          ----------    ---------
                                                    (Unaudited) (Unaudited)
Compensation and related benefits:
   Administrative and engineering                  $ 2,038,666   $  402,202         $  582,238     $ 256,138
   Research and development                            378,953      139,626            297,780        94,460
Research and development expenses                      866,973      462,821            612,681       437,903
Advertising and promotion expenses                     128,291      103,310            102,229        77,437
Selling, general and
   administrative expenses                             405,208      106,537            275,472        55,108
Clinical expenses                                       13,950            -             11,852             -
Consulting expenses                                     67,170       95,946             37,420        72,333
Insurance costs                                         91,483       11,016             59,144        11,016
Professional fees                                      114,635       56,423             65,672        22,205
Stockholder expenses                                    23,373            -             23,373             -
Trade show expenses                                    149,330       66,014            114,796        27,389
Travel and subsistence costs                           133,417       66,864             86,948        45,078
Rent expense                                            44,634       36,978             36,506        23,850
Interest expense                                           391           46                391            46
Depreciation and amortization                          163,392      114,545            112,265        34,026
Amortization of deferred compensation                  118,125      174,375             78,750       116,250
Interest income                                        (95,932)           -            (51,417)            -
                                                   -----------  -----------        -----------    ----------

                                                     4,642,059    1,836,703          2,446,100     1,273,239
                                                   -----------  -----------        -----------    ----------

     Net loss                                       (4,642,059)  (1,836,703)        (2,446,100)   (1,273,239)

Dividends on cumulative
   preferred stock:
   From discount at issuance                          (714,155)           -           (714,155)            -
   Earned                                             (107,218)           -            (28,469)            -
Amortization of preferred stock
  discount                                             417,780            -             60,703             -
                                                   -----------  -----------       ------------   -----------

     Net loss applicable to
       common shareholders                         $(5,045,652) $(1,836,703)      $ (3,128,021)  $(1,273,239)
                                                   ===========  ===========       ============   ===========


                                                                 (CONTINUED)

(RESTUBBED TABLE CONTINUED)

                                                                                 FROM              FROM
                                                                              INCEPTION          INCEPTION
                                               YEARS ENDED JUNE 30,          (DECEMBER 10,     (DECEMBER 10,
                                             ------------------------     1993) TO JUNE 30,       1993) TO
                                                1996          1995              1994           MARCH 31, 1997
                                             ---------     ----------     -----------------   ---------------

Compensation and related benefits:
   Administrative and engineering           $  1,217,731   $  252,947      $          -       $   3,509,344
   Research and development                      239,669      111,956                 -             730,578
Research and development expenses              1,543,260       32,616            23,118           2,465,967
Advertising and promotion expenses               272,698      105,177                 -             506,166
Selling, general and
   administrative expenses                       297,229       59,898            19,505             781,840
Clinical expenses                                317,310            -                 -             331,260
Consulting expenses                              832,075      109,319            10,150           1,018,714
Insurance costs                                   34,097       10,410               448             136,438
Professional fees                                630,284       88,419                 -             833,338
Stockholder expenses                                   -            -                 -              23,373
Trade show expenses                               85,623       48,871                 -             283,824
Travel and subsistence costs                      99,826       50,189                 -             283,432
Rent expense                                     130,848       33,853             7,650             216,985
Interest expense                                      -        21,774             2,535              24,700
Depreciation and amortization                    111,672       46,632             3,545             325,241
Amortization of deferred compensation            232,500      114,375                 -             465,000
Interest income                                  (58,308)           -                 -            (154,240)
                                            ------------  -----------        ----------         -----------

                                               5,986,514    1,086,436            66,951          11,781,960
                                            ------------  -----------        ----------         -----------

     Net loss                                 (5,986,514)  (1,086,436)          (66,951)        (11,781,960)

Dividends on cumulative
   preferred stock:
   From discount at issuance                    (998,400)           -                 -          (1,712,555)
   Earned                                        (47,845)           -                 -            (155,063)
Amortization of preferred stock
  discount                                             -            -                 -             417,780
                                            ------------  -----------        ----------        ------------
     Net loss applicable to
       common shareholders                  $ (7,032,759) $(1,086,436)        $ (66,951)       $(13,231,798)
                                            ============  ===========        ==========        ============


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF OPERATIONS (CONTINUED)




                                                       NINE MONTHS ENDED                 SIX MONTHS ENDED
                                                            MARCH 31,                       DECEMBER 31,
                                                       1997           1996             1996           1995
                                                    ----------  -----------          ----------    ---------
                                                    (Unaudited) (Unaudited)
Net loss per common share:

 Weighted average number of
       common shares                               24,066,132     19,008,102       23,820,035     18,870,569
                                                =============     ==========       ==========     ==========


Net loss per common share                       $        (.21)    $     (.10)     $      (.13)    $     (.07)
                                                =============     ==========      ===========     ==========



                                                                                 FROM              FROM
                                                                              INCEPTION          INCEPTION
                                               YEARS ENDED JUNE 30,          (DECEMBER 10,     (DECEMBER 10,
                                             ------------------------     1993) TO JUNE 30,       1993) TO
                                                1996          1995              1994           MARCH 31, 1997
                                             ---------     ----------     -----------------   ---------------

Net loss per common share:

 Weighted average number of
       common shares                        21,354,155      16,881,230     6,288,887           19,734,012
                                            ==========    ============     =========           ==========


Net loss per common share                   $     (.33)   $       (.06)    $    (.01)         $      (.67)
                                            ==========    ============     =========           ==========

                                                               (Continued)


               See accompanying notes to the financial statements

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Overview

     Since its inception (December 10, 1993), Imaging Diagnostic Systems, Inc. (the "Company") has been engaged in research and development associated with its cancer detection technology. As a developmental stage company, the Company has incurred net losses since inception through March 31, 1997 of approximately $13,231,798. The Company expects operating losses will continue for at least the next few years as total costs and expenses increase due principally to increased marketing and manufacturing expenses associated with the anticipated commercialization of the Computed Tomography Laser Mammography (CTLM(trademark)) device, development of, and clinical trials for, the proposed CTLM device and other research and development activities.

     To date, the Company has not marketed, or generated revenues from the commercialization of, any products. The Company's results may vary significantly from period to period depending on several factors, such as the timing of certain expenses and the progress of the Company's research and development and commercialization programs, all of which may be affected by the availability of funds.

Results of Operations

Twelve Months Ended June 30, 1996, June 30, 1995, Date of Inception (December 10, 1993) to June 30, 1994, and nine months ended March 31, 1997 and March 31, 1996.

     General and administrative expenses during the twelve months ended June 30, 1996, were $331,326 representing an increase of $261,018 from $70,308 during the twelve months ended June 30, 1995, and an increase of $311,373 from $19,953 during the date of inception through June 30, 1994. Further, during the nine month period ended March 31, 1997, general and administrative expenses were $405,208, an increase of $298,671 from $106,537 during the nine month period ending March 31, 1996.

     Compensation and related benefits during the twelve months ended June 30, 1996, were $1,356,733 representing an increase of $1,042,163 from $314,570 during the twelve months ended June 30, 1995, and an increase of $1,356,733 from no compensation being paid during the date of inception through June 30, 1994. Further, during the nine month period ended March 31, 1997, compensation and related benefits were $2,417,619, an increase of $1,875,791 from $541,828 during the nine month period ending March 31, 1996. These increases were primarily due to an increase in compensation expense as a result of hiring 28 employees, 12 employees during the nine month period ended March 31, 1997, and the vesting of options by executives pursuant to the Company's compensatory non-qualified stock option plan which was terminated effective July 1, 1997 and bonus stock issued in January 1997 to the officers of the Company.

     Research and development expenses during the twelve months ended June 30, 1996 were $1,543,260, representing an increase of $1,510,644 from $32,616 during the twelve months ended June 30, 1995, and an increase of $1,520,142 from $23,118 during the date of inception through June 30, 1994. Further, during the nine month period ended March 31, 1997, research and development expenses were $866,973, an increase of $185,616 from $462,821 during the nine month period ending March 31, 1996. This increase is due to the continuing development of the software and other components of the Computed Tomography Laser Mammography (CTLM(trademark)) device. See below, Accounting for Software Development.

     There has also been an increase for the nine months ended March 31, 1997 for clinical expenses, consulting expenses, and professional fees. These expenses have increased as a result of the beginning of the Company's Phase I study, reliance on outside consultants for non-software expertise associated with the device, and legal fees associated with capital raising and accounting.

Balance Sheet Data

Liquidity and Capital Resources

     The Company has financed its operations since inception by the issuance of equity securities with aggregate net proceeds of approximately $12,876,000. In March, 1996 the Company received net proceeds of approximately $3,600,000 from the private placement of its Series A Convertible

Preferred Stock offering, approximately $1,600,000 from the private placement of its common stock pursuant to Regulation S of the Securities Act of 1933, as amended, and approximately $2,000,000 from the exercise of options that were granted for services rendered. In December, 1996 the Company received net proceeds of approximately $4,500,000 from the private placement of Series B Convertible Preferred Stock and Warrants pursuant to Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

     The Company's combined cash and cash equivalents totaled $4,850,982 at March 31, 1997, representing an increase of $4,834,923 from $16,059 at June 30, 1995, and increase of $875,628 from $3,975,354 on June 30, 1996.

     The Company's prototype equipment totaled $270,375 at June 30, 1995, $575,338 at June 30, 1996, and $1,105,301 at March 31, 1997. All direct costs associated with the prototype equipment have been capitalized. The increase in prototype equipment is due to an increase in the development of the Computed Tomography Laser Mammography (CTLM(trademark)) device and the manufacture of five (5) devices to be placed into clinical sites.

     The Company does not expect to generate a positive internal cash flow for at least the next twelve (12) months due to the expected increase in spending for research and development and the expected costs of commercializing its initial product, the CTLM device. The Company will require additional funds for its research and development, pre-clinical and clinical testing, operating expenses, Food and Drug Administration regulatory processes, and manufacturing and marketing programs. Accordingly, the Company will be required to raise additional funds prior to the end of calendar year 1997 in order to continue operations. The Company plans to raise additional funds by either: entering into a transaction(s) to privately place equity, either common or preferred stock, or debt securities, or combinations of both; or, placing equity into the public market through an underwritten secondary offering. At the present time there are no written commitments by individuals or entities for the additional funds necessary to continue operations after December 31, 1997.

Accounting for Software Development-Restatement


     The Company had been capitalizing the costs associated with the final development of the CTLM software from its initial acquisition phase to the software presently being used in the CTLM machine currently being tested at clinical locations. The Company has restated its financial statements to expense all additional costs incurred since the acquisition of the original software. Accordingly, the Company has expensed $1,092,008 as research and development costs through March 31, 1997.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE


      Effective August 1, 1994, the accounting firm of Chandros & Margolies, P.A. was dissolved. Mr. Margolies formed a new accounting firm under the name of Margolies and Fink, Certified Public Accountants. The predecessor accounting firm has issued an unqualified opinion on the financial statements through June 30, 1994, and this change is only as a result of the dissolution of the predecessor accounting firm. The appointment of Margolies and Fink, Certified Pubic Accountants was approved by the Board of Directors, and there were no disagreements as to the accounting practices or principles between the Company and the predecessor accounting firm that would need to be disclosed.

                                            DIRECTORS AND EXECUTIVE OFFICERS

RICHARD J. GRABLE, 54

      Chief Executive Officer and Director. Mr. Grable was a director of the Company for 1994/1995, 1995/1996, and was elected for 1996/1997.

      From March, 1994, to the Present: Mr. Grable is Chief Executive Officer and a Director of Imaging Diagnostic Systems, Inc., Plantation, Fla., a manufacturer of diagnostic imaging systems. Mr. Grable is primarily responsible for the development of the CTLM/trademark/ device.

      From January, 1994, to February, 1994: Mr. Grable was vice-president, research and development, for Lintronics Technologies, Inc., Tampa, Fla., a manufacturer of breast imaging systems.

      From March, 1992, to December, 1993: Mr. Grable was a an engineering consultant for Lintronics Technologies, Inc., Tampa, Fla., a manufacturer of breast imaging systems.

      From August, 1991 to February, 1992: Mr. Grable was an engineering consultant for Audio Intelligence Devices, Inc., Ft. Lauderdale, Fla., a manufacturer of surveillance devices.

      From May, 1990, to July, 1991: Mr. Grable was an engineering consultant for Telmed, Inc., Ft. Lauderdale, Fla., a software and electronic design company.

LINDA B. GRABLE, 58

      President and Chairman of the Board of Directors. Mrs. Grable was a director of the Company for 1994/1995, 1995/1996 and was elected for 1996/1997.

      From March, 1994, to Present: Mrs. Grable is President and a Director of Imaging Diagnostic Systems, Inc., Plantation, Fla., a manufacturer of diagnostic imaging systems.

      From September, 1991, to February, 1994: Mrs. Grable was President and Director of VCC Communications, Inc., Tampa, Fla., a manufacturer of voltage controlled oscillators (VCO).

      From August, 1988, to April, 1991: Mrs. Grable was President of Lintronics International Ltd., Inc., Plantation, Fla., a manufacturer of breast imaging systems.

ALLAN L. SCHWARTZ, 55

      Executive Vice-President, Chief Financial Officer and Director. Mr. Schwartz was a director of the Company for 1994/1995, 1995/1996, and was elected for 1996/1997.

      From March, 1994, to Present: Mr. Schwartz is Executive Vice-President and Chief Financial Officer of Imaging Diagnostic Systems, Inc., Plantation, Fla., a manufacturer of diagnostic imaging systems.

      From April, 1993, to February, 1994: Mr. Schwartz was President and Director of DynaMed Technologies, Inc., Coral Springs, Florida, a company that developed neural network software for use with laser imaging systems and medical managed care software.

      From August, 1991, to April, 1993: Mr. Schwartz was President and Director of Tron Industries, Inc., North Lauderdale, Florida, a developer of low voltage neon novelty products.

      From April, 1991, to July, 1991: Mr. Schwartz worked as a manufacturing consultant for SE Enterprises, Miami, Fla., a manufacturer of prototype homes.

PETER S. KNEZEVICH, 40

      From April, 1995, to Present: Mr. Knezevich is General Counsel and Vice President for Imaging Diagnostic Systems, Inc., Plantation, Fla., a manufacturer of diagnostic imaging systems.

      From May, 1994, to April 1995: Mr. Knezevich was in the private practice of law.

      From April, 1991, to May, 1994: Mr. Knezevich practiced law with the law firm of Ferrell & Fertel located in Miami, Florida.

ROBERT H. WAKE, 48

      From April, 1995, to Present: Mr. Wake is Director of Engineering for Imaging Diagnostic Systems, Inc., Plantation, Fla., a manufacturer of diagnostic imaging systems.

      From January, 1994, to March, 1995: Mr. Wake was a consultant to various companies in 3-D computer imaging.

      From October, 1986, to December, 1993: Mr. Wake founded and was President of Reality Imaging Corporation, Solon, Ohio, a manufacturer of 3-D computer imaging systems. Mr. Wake invented the Voxel Flinger 3-D imaging technology.

Family Relationships

      Mr. Richard J. Grable and Mrs. Linda B. Grable are husband and wife. Further, Richard J. Grable and Linda B. Grable are each "Control Persons" as a result of their control of a majority voting power of the Company's outstanding stock. Both parties disclaim, however, any beneficial interest or ownership in the shares owned by the other party.

Executive Compensation

      The following table sets forth the cash compensation paid or accrued by the Company to all of the Company's executive officers for the fiscal year ended June 30, 1996.

SUMMARY COMPENSATION TABLE
--------------------------

                               ANNUAL COMPENSATION    LONG-TERM COMPENSATION
                               -------------------    ----------------------

                                                      SECURITIES
NAME AND                                              UNDERLYING
PRINCIPAL                                             OPTIONS/
POSITION             YEAR      SALARY($)              SAR'S(#)
----------------------------------------------------------------------------
Richard J. Grable    1995      $100,000               357,527
CEO and Director     1996      $183,333(1)

Linda B. Grable      1995      $65,000                357,527
President and        1996      $91,000(1)
Director

Allan L. Schwartz    1995      $84,000                357,527
CFO and Director     1996      $124,000(1)


Peter S. Knezevich   1995      $12,500                315,447
General Counsel      1996      $56,000
Vice President

(1) Salary includes the following amounts which had accrued as of fiscal year end 1995 and which were paid in fiscal year 1996: $20,000, Richard J. Grable; $20,000, Allan L. Schwartz; and, $13,000, Linda B. Grable.

      The following table sets forth certain information concerning grants of options to purchase Common Stock to the Named Executive Officers during the fiscal year ended June 30, 1996.

                                                                             47


OPTION/SAR GRANTS IN LAST FISCAL YEAR
-------------------------------------

                           INDIVIDUAL GRANTS

                                                                                       POTENTIAL REALIZABLE
                                                                                       VALUE AT ANNUAL RATES
                      NUMBER OF         PERCENT OF                                     OF STOCK PRICE
                      SECURITIES        TOTAL OPTIONS                                  APPRECIATION FOR OPTION
                      UNDERLYING        GRANTED TO      EXERCISE OR                    TERM (1)
                      OPTIONS           EMPLOYEES IN    BASE PRICE     EXPIRATION
NAME                  GRANTED           FISCAL YEAR     ($/SHARE)      DATE          0%        5%         10%
----------------------------------------------------------------------------------------------------------------

Richard J. Grable     250,000(2)         23%            35% of FMV     7/4/99     $265,000   $330,200  $399,882
                      107,527(2)                        $.93           9/1/99          -     $  4,560  $ 20,219

Linda B. Grable       250,000(3)         23%            35% of FMV     7/4/99     $265 ,000  $330,200  $399,882
                      107,527(3)                        $.93           9/1/99          -     $  4,560  $ 20,219

Allan L. Schwartz     250,000(4)         23%            35% of FMV     7/4/99     $265,000   $330,200  $399,882
                      107,527(4)                        $.93           9/1/99          -     $  4,560  $ 20,219
Peter S.
Knezevich             199,640(5)         21%            35% of FMV     7/4/00     $211,618   $283,209  $362,642
                      119,047(5)                        $.84           9/1/00          -     $ 21,550  $ 46,409


(1)Potential realizable values are based n the fair market value per share as determined by the Company for financial statement purposes and represents hypothetical gains that could be achieved for the respective options if exercised at the date of the grant. The dollar amounts set forth in these columns are the result of calculations at the zero percent, five percent and ten percent rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Common Stock price. There can be no assurance that such potential realizable values will not be more or less than indicated in the table above.

(2)Pursuant to an employment agreement dated July 4, 1994, Mr. Grable was granted an option to purchase 250,000 Common Shares pursuant to the Company's non-qualified stock option plan vesting one year from the grant date. This plan was terminated effective July 1, 1996, for officers and directors. Additionally, on September 1, 1996, Mr. Grable was granted an option to purchase 107,527 shares of Common Stock pursuant to the Company's incentive stock option plan.

(3)Pursuant to an employment agreement dated July 4, 1994, Mrs. Grable was granted an option to purchase 250,000 Common Shares pursuant to the Company's non-qualified stock option plan vesting one year from the grant date. This plan was terminated effective July 1, 1996, for officers and directors. Additionally, on September 1, 1996, Mrs. Grable was granted an option to purchase 107,527 shares of Common Stock pursuant to the Company's incentive stock option plan.

(4)Pursuant to an employment agreement dated July 4, 1994, Mr. Schwartz was granted an option to purchase 250,000 Common Shares pursuant to the Company's non-qualified stock option plan vesting one year from the grant date. This plan was terminated effective July 1, 1996, for officers and directors. Additionally, on September 1, 1996, Mr. Schwartz was granted an option to purchase 107,527 shares of Common Stock pursuant to the Company's incentive stock option plan.

(5)Pursuant to an option agreement dated June 8, 1994, Mr. Knezevich was granted an option to purchase 150,000 Common Shares pursuant to the Company's non-qualified stock option plan vesting one year from the grant date. This plan was terminated effective July 1, 1996, for officers and directors. Additionally, on September 1, 1996, Mr. Knezevich was granted an option to purchase 119,047 shares of Common Stock pursuant to the Company's incentive stock option plan.

      The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended June 30, 1996 by the Name Executive Officers.

                                                                             48

FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF            VALUE OF
                                                           SECURITIES           UNEXERCISED
                                                           UNDERLYING           IN-THE-MONEY
                                                           UNEXERCISED          OPTIONS
                           NUMBER OF                       OPTIONS AT           AT FISCAL
                           SECURITIES                      FISCAL YEAR END(#)   YEAR END($)
                           UNDERLYING
                           OPTIONS/SARS    VALUE
                           EXERCISED       REALIZED        EXERCISABLE/         EXERCISABLE/
NAME                       (#)             ($)             UNEXERCISABLE        UNEXERCISABLE
--------------------------------------------------------------------------------------------------

Richard J. Grable          250,000         $243,750        357,527/-            $971,694/-

Linda B. Grable            250,000         $243,750        357,527/-            $971,694/-

Allan L. Schwartz          250,000         $243,750        357,527/-            $971,694/-

Peter S. Knezevich         199,600         $333,132        245,447/82,225       $698,729/$180,600


Employment Agreements


      The Company entered into five year employment agreements with each of Messrs. Richard J. Grable and Allan L. Schwartz and Mrs. Linda B. Grable beginning July 6, 1994. Pursuant to the terms of the employment agreements, the annual salaries during the Company's development stage are as follows: Richard
J. Grable: $250,000; Linda B. Grable: $78,000; and, Allan L. Schwartz: $104,000. During the Company's operational stage the salaries will be: Richard J. Grable:
$250,000; Linda B. Grable: $78,000, plus 3% of gross sales; and, Allan L.
Schwartz: $156,000. In addition, each employment agreement provides for bonuses, health insurance, car allowance, and related benefits. The bonuses are 5% of the adjusted consolidated net earnings of the Company; no bonuses have been paid. Richard J. Grable receives a royalty bonus based on sales of the CTLM device. The royalty bonus was granted to Mr. Grable because he is primarily responsible for the inventing and development of the CTLM device. For the first $1 million in sales Mr. Grable will receive a bonus of 2.5% of the gross sales, and for each $1 million increase to $4 million will receive an additional .5%. From $4 million to $10 million he will receive 4%; and, 5% in excess of $10 million. The Company entered into a two year employment agreement with Peter S. Knezevich on April 1, 1995, who was made a Vice President of the Company on September 18, 1995. The agreement currently provides for a salary of $85,000 per year plus the right to participate in the Company's incentive stock option plan and non-qualified stock option plan.

Stock Option Plans

      The Company has established an incentive stock option plan, as defined by
Section 422, Internal Revenue Code of 1986. For the fiscal year ended June 30, 1996, all of the executive officers are participants in this plan. The Company's non-qualified stock option plan with respect to the officers was terminated effective July 1, 1996.

Security Ownership of Certain Beneficial Owners and Management

      The following table provides information regarding beneficial ownership of the Company's common stock as of March 31, 1997, with respect to the number of shares and respective percentage of shares of common stock of the Company owned by each officer and director of the Company, each beneficial owner of more than five percent (5%) of the Company's common stock and by all directors and officers as a group. Unless otherwise indicated, such stockholders have sole voting and investment power with respect to shares beneficially owned.

NAME AND ADDRESS             NUMBER OF SHARES OWNED    % OF OUTSTANDING
OF BENEFICIAL OWNER          BENEFICIALLY (1)(2)       SHARES OF COMMON STOCK
-------------------          ----------------------    ----------------------

Richard J. Grable                9,385,713(3)                 38%
Chief Executive Officer
and Director
c/o 6351 NW 18th Court
Plantation, FL 33313

Linda B. Grable                  9,385,713(4)                 38%
President and Director
c/o 6351 NW 18th Court
Plantation, FL 33313

Allan L. Schwartz                3,890,330(5)                 16%
Chief Financial Officer
and Director
c/o 6351 NW 18th Court
Plantation, FL 33313

Peter S. Knezevich                 263,657(6)                 1%
Vice President and
General Counsel
c/o 6351 NW 18th Court
Plantation, FL 33313

All officers and directors      13,539,700                    55%
as a group (4 persons)

(1)Except as indicate in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of Common Stock shown beneficially owned by them.

(2) Percentage of ownership is based on 24,685,084 shares of Common Stock outstanding as of March 31, 1997. Shares of Common Stock subject to stock options that are exercisable within 60 days as of March 31, 1996 are deemed outstanding for computing the percentage of any other person or group.

(3)Includes 22,883 shares subject to options and 4,320,315 shares owned by the wife of Richard J. Grable, Linda B. Grable, of which he disclaims beneficial ownership.

(4)Includes 22,883 shares subject to options and 5,042,515 shares owned by the husband of Linda B. Grable, Richard J. Grable, of which she disclaims beneficial ownership.

(5)Includes 130,350 shares subject to options and 5,000 shares owned by the wife of Allan L. Schwartz, Carolyn Schwartz, of which he disclaims beneficial ownership.

(6)Includes 12,225 shares subject to options.

Certain Relationships and Related Transactions

      Mr. Richard J. Grable and Mrs. Linda B. Grable are husband and wife. Further, Richard J. Grable and Linda B. Grable are each "Control Persons" as a result of their control of majority voting power of the Company's outstanding common stock.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (a Development Stage Company)



                                TABLE OF CONTENTS


                                                                    PAGE
                                                                    ----

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS         F - 1-2

         FINANCIAL STATEMENTS:

                  Balance Sheet                                     F - 3

                  Statements of Operations                          F - 4-5

                  Statements of Stockholders' Equity                F - 6-9

                  Statements of Cash Flows                          F - 10-12

                  Notes to Financial Statements                     F - 13-31

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Imaging Diagnostic Systems, Inc.

We have audited the accompanying balance sheet of Imaging Diagnostic Systems, Inc. (a Development Stage Company) as of December 31, 1996, June 30, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for the six months ended December 31, 1996 and 1995, and for the years ended June 30, 1996 and 1995, and for the period December 10, 1993 (date of inception) to June 30, 1994, and for the period December 10, 1993 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Imaging Diagnostic Systems, Inc. (a Development Stage Company), as of December 31, 1996 and June 30, 1996 and 1995, and the results of its operations and its cash flows for the six months ended December 31, 1996 and 1995, and for the years ended June 30, 1996 and 1995, and for the period December 10, 1993 (date of inception) to June 30, 1994, and for the period December 10, 1993 (date of inception) to December 31, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 3 to the financial statements, the Company has restated its financial statements to reflect the change in accounting for software development costs.

The Company is in the development stage as of December 31, 1996 and to date has had no significant operations. Recovery of the Company's assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered losses and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                   /s/ MARGOLIES AND FINK
                                                   -------------------------
                                                   MARGOLIES AND FINK


Pompano Beach, Florida
January 20, 1997


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                     ASSETS

                                                                     MARCH 31,      MARCH 31,      DECEMBER 31,
                                                                       1997            1997            1996
                                                                   ------------    ------------    ------------
                                                                   (Unaudited)     (Pro-Forma)
Current assets:
  Cash                                                             $  4,850,982    $  4,850,982    $  3,886,509
  Loans receivable - stockholders                                            --              --              --
  Loan receivable - other                                                17,040          17,040              --
  Prepaid expenses                                                       10,053          10,053          10,053
                                                                   ------------    ------------    ------------
     Total current assets                                             4,878,075       4,878,075       3,896,562
                                                                   ------------    ------------    ------------
Property and equipment, net                                           3,248,011       3,248,011       3,108,001
Prototype equipment                                                   1,105,301       1,105,301         937,562
Other assets                                                              9,635           9,635           9,635
                                                                   ------------    ------------    ------------
                                                                   $  9,241,022    $  9,241,022    $  7,951,760
                                                                   ============    ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                            $    459,341    $    459,341    $    497,549 $
  Current maturities of capital lease obligations                         7,692           7,692           8,499
  Stockholder loans                                                          --              --              --
  Refund payable - Recision of Series C preferred stock                      --       2,500,000              --
                                                                   ------------    ------------    ------------
     Total current liabilities                                          467,033       2,967,033         506,048
                                                                   ------------    ------------    ------------
Long-term capital lease obligations                                      40,032          40,032          41,149
                                                                   ------------    ------------    ------------
Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock (Series A), 5% cumulative
    annual dividend, no par value; authorized 4,000 shares,
    issued and outstanding 0, 0, 2,400 and 0
    shares, respectively                                                      --              --              --
  Convertible preferred stock (Series B), 7% cumulative
    annual dividend, no par value; authorized 450 shares,
    issued and outstanding 0, 450, 0 and 0
    shares, respectively                                               4,500,000       4,500,000        4,500,00
  Convertible preferred stock (Series C), 7% cumulative
    annual dividend, no par value; authorized 250 shares,
    issued and outstanding 250, 0, 0 and 0
    shares, respectively                                               2,500,000              --              --
  Common stock, no par value; authorized 48,000,000 shares,
    issued 24,685,084, 24,273,520, 23,023,789
    and 18,616,713, respectively                                      14,082,065      14,082,065      13,012,962
  Additional paid-in capital                                           1,069,874       1,069,874       1,426,952
  Deficit accumulated during the development stage                   (13,231,798)    (13,231,798)    (11,314,167)
                                                                  --------------   -------------   -------------
                                                                      8,920,141        6,420,141       7,625,747
Less: subscriptions receivable                                          (28,684          (28,684         (24,309
         deferred compensation                                         (157,500)        (157,500)       (196,875)
                                                                   ------------    -------------   -------------
     Total stockholders' equity                                       8,733,957        6,233,957       7,404,563
                                                                   ------------    -------------   -------------
                                                                   $  9,241,022    $   9,241,022    $  7,951,760
                                                                   ============    =============   =============


                                     ASSETS

                                                                    JUNE 30,       JUNE 30,
                                                                      1996           1995
                                                                 ------------    -----------
Current assets:
  Cash                                                           $  3,975,354    $    16,059
  Loans receivable - stockholders                                          --         48,600
  Loan receivable - other                                                  --             --
  Prepaid expenses                                                     15,900             --
                                                                 ------------    -----------
     Total current assets                                           3,991,254         64,659
                                                                 ------------    -----------
Property and equipment, net                                           657,132        285,976
Prototype equipment                                                   575,338        270,375
Other assets                                                           53,010          2,664
                                                                 ------------    -----------
                                                                 $  5,276,734    $   623,674
                                                                 ============    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                          $    205,750    $    84,460
  Current maturities of capital lease obligations                          --             --
  Stockholder loans                                                    77,833         48,773
  Refund payable - Recision of Series C preferred stock                    --             --
                                                                 ------------    -----------
     Total current liabilities                                        283,583        133,233
                                                                 ------------    -----------
Long-term capital lease obligations                                        --             --
                                                                 ------------    -----------
Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock (Series A), 5% cumulative
    annual dividend, no par value; authorized 4,000 shares,
    issued and outstanding 0, 0, 2,400 and 0
    shares, respectively                                            2,160,000             --
  Convertible preferred stock (Series B), 7% cumulative
    annual dividend, no par value; authorized 450 shares,
    issued and outstanding 0, 450, 0 and 0
    shares, respectively                                                   --             --
  Convertible preferred stock (Series C), 7% cumulative
    annual dividend, no par value; authorized 250 shares,
    issued and outstanding 250, 0, 0 and 0
    shares, respectively                                                   --
  Common stock, no par value; authorized 48,000,000 shares,
    issued 24,685,084, 24,273,520, 23,023,789
    and 18,616,713, respectively                                    9,941,066      2,002,238
  Additional paid-in capital                                        1,372,540        672,833
  Deficit accumulated during the development stage                 (8,186,146)    (1,153,387)
                                                                 ------------    -----------
                                                                    5,287,460      1,521,684
Less: subscriptions receivable                                        (18,684       (523,118)
         deferred compensation                                       (275,625)      (508,125)
                                                                 ------------    -----------
     Total stockholders' equity                                     4,993,151        490,441
                                                                 ------------    -----------
                                                                 $  5,276,734    $   623,674
                                                                 ============    ===========

               See accompanying notes to the financial statements.


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                             NINE MONTHS ENDED               SIX MONTHS ENDED
                                                                 MARCH 31,                     DECEMBER 31,
                                                            1997             1996          1996           1995
                                                      ------------------------------------------------------------
                                                       (Unaudited)     (Unaudited)
Compensation and related benefits:
   Administrative and engineering                     $  2,038,666    $    402,202   $    582,238    $    256,138
   Research and development                                378,953         139,626        297,780          94,460
Research and development expenses                          866,973         462,821        612,681         437,903
Advertising and promotion expenses                         128,291         103,310        102,229          77,437
Selling, general and
   administrative expenses                                 405,208         106,537        275,472          55,108
Clinical expenses                                           13,950              --         11,852              --
Consulting expenses                                         67,170          95,946         37,420          72,333
Insurance costs                                             91,483          11,016         59,144          11,016
Professional fees                                          114,635          56,423         65,672          22,205
Stockholder expenses                                        23,373              --         23,373              --
Trade show expenses                                        149,330          66,014        114,796          27,389
Travel and subsistence costs                               133,417          66,864         86,948          45,078
Rent expense                                                44,634          36,978         36,506          23,850
Interest expense                                               391              46            391              46
Depreciation and amortization                              163,392         114,545        112,265          34,026
Amortization of deferred compensation                      118,125         174,375         78,750         116,250
Interest income                                            (95,932)             --        (51,417)             --
                                                      ------------    ------------   ------------    ------------

                                                         4,642,059       1,836,703      2,446,100       1,273,239
                                                      ------------    ------------   ------------    ------------

     Net loss                                           (4,642,059)     (1,836,703)    (2,446,100)     (1,273,239)

Dividends on cumulative preferred stock:
   From discount at issuance                              (714,155)             --       (714,155)             --
   Earned                                                 (107,218)             --        (28,469)             --
Amortization of preferred stock
 discount                                                  417,780              --         60,703              --
                                                      ------------    ------------   ------------    ------------
     Net loss applicable to
      common shareholders                             $ (5,045,652)   $ (1,836,703)  $ (3,128,021)   $ (1,273,239)
                                                      ============    ============   ============    ============


                                                                                        FROM                 FROM
                                                                                      INCEPTION            INCEPTION
                                                           YEARS ENDED JUNE 30,     (DECEMBER 10,         (DECEMBER 10,
                                                     ---------------------------    1993) TO JUNE 30,       1993) TO
                                                           1996            1995            1994         MARCH 31, 1997
                                                     -----------------------------------------------------------------------
Compensation and related benefits:
   Administrative and engineering                     $  1,217,731   $     252,947     $        --    $  3,509,344
   Research and development                                239,669         111,956              --         730,578
Research and development expenses                        1,543,260          32,616          23,118       2,465,967
Advertising and promotion expenses                         272,698         105,177              --         506,166
Selling, general and
   administrative expenses                                 297,229          59,898          19,505         781,840
Clinical expenses                                          317,310              --              --         331,260
Consulting expenses                                        832,075         109,319          10,150       1,018,714
Insurance costs                                             34,097          10,410             448         136,438
Professional fees                                          630,284          88,419              --         833,338
Stockholder expenses                                            --              --              --          23,373
Trade show expenses                                         85,623          48,871              --         283,824
Travel and subsistence costs                                99,826          50,189              --         283,432
Rent expense                                               130,848          33,853           7,650         216,985
Interest expense                                                --          21,774           2,535          24,700
Depreciation and amortization                              111,672          46,632           3,545         325,241
Amortization of deferred compensation                      232,500         114,375              --         465,000
Interest income                                            (58,308)             --              --        (154,240)
                                                      ------------    ------------    ------------    ------------

                                                         5,986,514       1,086,436          66,951      11,781,960
                                                      ------------    ------------    ------------    ------------

     Net loss                                           (5,986,514)     (1,086,436)        (66,951)    (11,781,960)

Dividends on cumulative preferred stock:
   From discount at issuance                              (998,400)             --              --      (1,712,555)
   Earned                                                  (47,845)             --              --        (155,063)
Amortization of preferred stock
 discount                                                       --              --              --         417,780
                                                      ------------    ------------    ------------    ------------
     Net loss applicable to
      common shareholders                             $ (7,032,759)   $ (1,086,436)   $    (66,951)   $(13,231,798)
                                                      ============    ============    ============    ============

                                                                     (CONTINUED)


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF OPERATIONS (CONTINUED)

                                         NINE MONTHS ENDED         SIX MONTHS ENDED
                                            MARCH 31,                 DECEMBER 31,
                                          1997         1996         1996       1995
                                    ----------------------------------------------------
                                     (Unaudited)  (Unaudited)
Net loss per common share:

 Weighted average number of
      common shares                   24,066,132   19,008,102   23,820,035   18,870,569
                                     ===========  ===========  ===========  ===========


Net loss per common share            $      (.21) $      (.10) $      (.13) $      (.07)
                                     ===========  ===========  ===========  ===========


                                                                       FROM                FROM
                                                                    INCEPTION           INCEPTION
                                          YEARS ENDED JUNE 30,     (DECEMBER 10,      (DECEMBER 10,
                                     -------------------------   1993) TO JUNE 30,      1993) TO
                                            1996          1995         1994           MARCH 31, 1997
                                     ---------------------------------------------------------------
Net loss per common share:

 Weighted average number of
      common shares                   21,354,155   16,881,230      6,288,887           19,734,012
                                     ===========  ===========    ===========          ===========

Net loss per common share            $      (.33) $      (.06)   $      (.01)         $      (.67)
                                     ===========  ===========    ===========          ===========


               See accompanying notes to the financial statements.


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

        PERIOD DECEMBER 10, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1996

                                                  PREFERRED STOCK (SERIES A)   PREFERRED STOCK (SERIES B)       COMMON STOCK
                                                  -------------------------    --------------------------  ------------------------
                                                    NUMBER OF                    NUMBER OF                 NUMBER OF
                                                     SHARES        AMOUNT          SHARES       AMOUNT      SHARES        AMOUNT
                                                  ------------  -------------   ------------  ---------- ------------   ----------
Balance at December 10, 1993 (date of inception)      -0-       $    -0-             -0-       $ -0-           -0-   $     -0-

Issuance of common stock, restated for reverse
 stock split                                           --            --               --          --       510,000      50,000

Acquisition of public shell                            --            --               --          --       178,752          --

Net issuance of additional shares of stock             --            --               --          --    15,342,520      16,451

Common stock sold                                      --            --               --          --        36,500      36,500

Net loss                                               --            --               --          --          --            --
                                                  ----------    ----------     ----------  ----------  -----------  ----------

Balance at June 30, 1994                               --            --               --          --    16,067,772     102,951

Common stock sold                                      --            --               --          --     1,980,791   1,566,595

Common stock issued in exchange for services           --            --               --          --       115,650     102,942

Common stock issued with employment agreement          --            --               --          --        75,000      78,750

Common stock issued for compensation                   --            --               --          --       377,500     151,000

Stock options granted                                  --            --               --          --          --            --

Amortization of deferred compensation                  --            --               --          --          --            --

Forgiveness of officers' compensation                  --            --               --          --          --            --

Net loss                                               --            --               --          --          --            --
                                                  ----------    ----------     ----------  ----------  -----------  ----------

Balance at June 30, 1995                               --            --               --          --    18,616,713   2,002,238
                                                  ----------    ----------     ----------  ----------  -----------  ----------


                                                                        DEFICIT
                                                                      ACCUMULATED
                                                         ADDITIONAL   DURING THE
                                                           PAID-IN    DEVELOPMENT  SUBSCRIPTIONS   DEFERRED
                                                           CAPITAL        STAGE    RECEIVABLE      COMPENSATION     TOTAL
                                                        ----------    ----------   -------------   -------------  ----------
Balance at December 10, 1993 (date of inception)          $    -0-      $    -0-    $     -0-         $    -0-   $      -0-

Issuance of common stock, restated for reverse
 stock split                                                    --            --           --               --       50,000

Acquisition of public shell                                     --            --           --               --           --

Net issuance of additional shares of stock                      --            --           --               --       16,451

Common stock sold                                               --            --           --               --       36,500

Net loss                                                        --       (66,951)          --               --      (66,951)
                                                           -------    ----------     --------         --------      -------

Balance at June 30, 1994                                        --       (66,951)         -0-               --       36,000

Common stock sold                                               --            --     (523,118)              --    1,043,477

Common stock issued in exchange for services                    --            --           --               --      102,942

Common stock issued with employment agreement                   --            --           --               --       78,750

Common stock issued for compensation                            --            --           --               --      151,000

Stock options granted                                      622,500            --           --         (622,500)          --

Amortization of deferred compensation                           --            --           --          114,375      114,375

Forgiveness of officers' compensation                       50,333            --           --               --       50,333

Net loss                                                        --    (1,086,436)          --               --   (1,086,436)
                                                           -------    ----------     --------         --------    ---------

Balance at June 30, 1995                                   672,833    (1,153,387)    (523,118)        (508,125)     490,441
                                                           -------    ----------     --------         --------    ---------

                                                                     (CONTINUED)

               See accompanying notes to the financial statements.


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                 STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)

        PERIOD DECEMBER 10, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1996


                                                  PREFERRED STOCK (SERIES A)  PREFERRED STOCK (SERIES B)       COMMON STOCK
                                                  --------------------------  ------------------------  -----------------------
                                                     NUMBER OF                 NUMBER OF               NUMBER OF
                                                     SHARES       AMOUNT       SHARES     AMOUNT       SHARES          AMOUNT
                                                    ---------   ----------    ---------  --------      ----------    ----------
Balance at June 30, 1995                                   --           --           --        --      18,616,713     2,002,238
                                                    ---------   ----------    ---------  --------      ----------    ----------

Preferred stock sold, including dividends               4,000    3,600,000           --        --              --            --

Common stock sold                                          --           --           --        --         700,471     1,561,110

Cancellation of stock subscription                         --           --           --        --        (410,500)     (405,130)

Common stock issued in exchange for services               --           --           --        --       2,503,789     4,257,320

Common stock issued with exercise of stock options         --           --           --        --         191,500       104,375

Common stock issued with exercise of options
 for compensation                                          --           --           --        --         996,400       567,164

Conversion of preferred stock to common stock          (1,600)  (1,440,000)          --        --         420,662     1,839,360

Common stock issued as payment of preferred
  stock dividends                                          --           --           --        --           4,754        14,629

Dividends accrued on preferred
 stock not yet converted                                   --           --           --        --              --            --

Collection of stock subscriptions                          --           --           --        --              --            --

Amortization of deferred compensation                      --           --           --        --              --            --

Forgiveness of officers' compensation                      --           --           --        --              --            --

Net loss                                                   --           --           --        --              --            --
                                                    ---------   ----------    ---------  --------      ----------    ----------

Balance at June 30, 1996                                2,400    2,160,000           --        --      23,023,789     9,941,066
                                                    ---------   ----------    ---------  --------      ----------    ----------


                                                                  DEFICIT
                                                                 ACCUMULATED
                                                   ADDITIONAL    DURING THE
                                                    PAID-IN      DEVELOPMENT  SUBSCRIPTIONS DEFERRED
                                                    CAPITAL       STAGE       RECEIVABLE    COMPENSATION    TOTAL
                                                    ---------    ----------   ------------- ------------    -------

Balance at June 30, 1995                              672,833    (1,153,387)   (523,118)     (508,125)      490,441
                                                    ---------    ----------    --------      --------       -------

Preferred stock sold, including dividends             998,400      (998,400)         --            --     3,600,000

Common stock sold                                          --            --          --            --     1,561,110

Cancellation of stock subscription                         --            --     405,130            --            --

Common stock issued in exchange for services               --            --          --            --     4,257,320

Common stock issued with exercise of stock options         --            --      (4,375)           --       100,000

Common stock issued with exercise of options
 for compensation                                          --            --          --            --       567,164

Conversion of preferred stock to common stock        (399,360)           --          --            --            --

Common stock issued as payment of preferred
  stock dividends                                          --       (14,629)         --            --            --

Dividends accrued on preferred
 stock not yet converted                                   --       (33,216)         --            --       (33,216)

Collection of stock subscriptions                          --            --     103,679            --       103,679

Amortization of deferred compensation                      --            --          --       232,500       232,500

Forgiveness of officers' compensation                 100,667            --          --            --       100,667

Net loss                                                   --    (5,986,514)         --            --    (5,986,514)
                                                    ---------    ----------    --------      --------     ---------

Balance at June 30, 1996                            1,372,540    (8,186,146)    (18,684)     (275,625)    4,993,151
                                                    ---------    ----------    --------      --------     ---------

                                                                     (CONTINUED)

               See accompanying notes to the financial statements.


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                 STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)

        PERIOD DECEMBER 10, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1996

                                                 PREFERRED STOCK (SERIES A)  PREFERRED STOCK (SERIES B)          COMMON STOCK
                                                 --------------------------- -------------------------- --------------------------
                                                   NUMBER OF                   NUMBER OF                  NUMBER OF
                                                   SHARES          AMOUNT      SHARES        AMOUNT        SHARES        AMOUNT
                                                  -----------    -----------   ---------   ----------    -----------   ----------
Balance at June 30, 1996                                2,400      2,160,000         --            --     23,023,789    9,941,066
                                                  -----------    -----------   --------    ----------    -----------   ----------

Preferred stock sold, including dividends                  --             --        450     4,500,000            --            --

Conversion of preferred stock to common stock          (2,400)    (2,160,000)        --            --     1,061,202     2,759,040

Common stock issued in exchange for services               --             --         --            --        31,200        90,480

Common stock issued for compensation                       --             --         --            --         3,200        10,463

Common stock issued with exercise of stock options         --             --         --            --         5,000         6,250

Common stock issued with exercise of stock options,
 through stock appreciation rights                         --             --         --            --       128,369       156,060

Common stock issued as payment of preferred
  stock dividends                                          --             --         --            --        20,760        49,603

Payment of accrued dividends on converted shares           --             --         --            --            --            --

Dividends accrued on preferred
 stock not yet converted                                   --             --         --            --            --            --

Collection of stock subscriptions                          --             --         --            --            --            --

Amortization of deferred compensation                      --             --         --            --            --            --

Amortization of preferred stock dividend                   --             --         --            --            --            --

Net loss                                                   --             --         --            --            --            --
                                                  -----------    -----------   --------    ----------    -----------   ----------

Balance at December 31, 1996                               --             --        450     4,500,000    24,273,520    13,012,962
                                                  -----------    -----------   --------    ----------    -----------   ----------


                                                                          DEFICIT
                                                                        ACCUMULATED
                                                      ADDITIONAL        DURING THE
                                                       PAID-IN          DEVELOPMENT    SUBSCRIPTIONS     DEFERRED
                                                       CAPITAL            STAGE          RECEIVABLE     COMPENSATION    TOTAL
                                                    --------------     ------------    -------------    ------------   ----------
Balance at June 30, 1996                                 1,372,540       (8,186,146)       (18,684)      (275,625)     4,993,151
                                                      ------------      -----------    -----------      ---------     ----------

Preferred stock sold, including dividends                  714,155         (714,155)            --             --      4,500,000

Conversion of preferred stock to common stock             (599,040)              --             --             --             --

Common stock issued in exchange for services                    --               --             --             --         90,480

Common stock issued for compensation                            --               --             --             --         10,463

Common stock issued with  exercise of stock options             --               --         (6,250)            --             --

Common stock issued with exercise of stock options,
 through stock appreciation rights                              --               --             --             --        156,060

Common stock issued as payment of preferred
  stock dividends                                               --          (49,603)            --             --             --

Payment of accrued dividends on converted shares                --           33,216             --             --         33,216

Dividends accrued on preferred
 stock not yet converted                                        --          (12,082)            --             --        (12,082)

Collection of stock subscriptions                               --               --            625             --            625

Amortization of deferred compensation                           --               --             --         78,750         78,750

Amortization of preferred stock dividend                   (60,703)          60,703             --             --             --

Net loss                                                        --       (2,446,100)            --             --     (2,446,100)
                                                      ------------      -----------    -----------      ---------     ----------

Balance at December 31, 1996                             1,426,952      (11,314,167)       (24,309)      (196,875)     7,404,563
                                                      ------------      -----------    -----------      ---------     ----------

                                                                     (CONTINUED)

               See accompanying notes to the financial statements.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                 STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)

        PERIOD DECEMBER 10, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1996


                                            PREFERRED STOCK (SERIES A) PREFERRED STOCK (SERIES B)             COMMON STOCK
                                            -------------------------- -------------------------- ---------------------------
                                               NUMBER OF                  NUMBER OF                 NUMBER OF
                                                 SHARES      AMOUNT         SHARES      AMOUNT        SHARES        AMOUNT
                                              ----------  -----------    ----------  ------------ ---------------------------
Balance at December 31, 1996                        -           -             450     4,500,000     24,273,520    13,012,962
                                                  ---     -------             ---   -----------     ----------  ------------
Preferred stock sold (Series C, 250 shares;
  $2,500,000; subsequently rescinded)               -           -               -             -              -             -

Common stock issued for compensation                -           -               -             -        350,000       907,900

Common stock issued with exercise of
 stock option                                       -           -               -             -          5,000         6,250

Common stock issued with exercise of stock
 options, through stock appreciation rights         -           -               -             -        206,564       207,453

Cancellation of stock issued to employee            -           -               -             -       (150,000)      (52,500)

Dividends accrued on preferred
 stock not yet converted                            -           -               -             -              -             -

Collection of stock subscriptions                   -           -               -             -              -             -

Amortization of deferred compensation               -           -               -             -              -             -

Amortization of preferred stock dividend            -           -               -             -              -             -

Net loss                                            -           -               -             -              -             -
                                                  ---     -------             ---   -----------     ----------  ------------
Balance at March 31, 1997 (unaudited)               -     $     -             450   $ 4,500,000     24,685,084   $14,082,065
                                                  ===     =======             ===   ===========     ==========  ============


                                                                 DEFICIT
                                                               ACCUMULATED
                                                  ADDITIONAL   DURING THE
                                                    PAID-IN    DEVELOPMENT    SUBSCRIPTIONS    DEFERRED
                                                    CAPITAL       STAGE        RECEIVABLE    COMPENSATION       TOTAL
                                                 -----------  -------------   -------------  ------------   -----------
Balance at December 31, 1996                       1,426,952   (11,314,167)      (24,309)      (196,875)      7,404,563
                                                 -----------  -------------    ---------     ----------     -----------
Preferred stock sold (Series C, 250 shares;
  $2,500,000; subsequently rescinded)                      -             -             -              -       2,500,000

Common stock issued for compensation                       -             -             -              -         907,900

Common stock issued with exercise of
 stock option                                              -             -        (6,250)             -               -

Common stock issued with exercise of stock
 options, through stock appreciation rights                -             -             -              -         207,453

Cancellation of stock issued to employee                   -             -             -              -         (52,500)

Dividends accrued on preferred
 stock not yet converted                                           (78,750)            -              -         (78,750)

Collection of stock subscriptions                          -             -         1,875              -           1,875

Amortization of deferred compensation                      -             -             -         39,375          39,375

Amortization of preferred stock dividend            (357,078)      357,078             -              -               -

Net loss                                                   -     2,195,959)            -              -      (2,195,959)
                                                 -----------  -------------    ---------     ----------     -----------
Balance at March 31, 1997 (unaudited)            $ 1,069,874  $(13,231,798)    $ (28,684)    $ (157,500)    $ 8,733,957
                                                 ===========  =============    =========     ==========     ===========

               See accompanying notes to the financial statements.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                           INCREASE (DECREASE) IN CASH



                                                    NINE MONTHS ENDED                SIX MONTHS ENDED
                                                       MARCH 31,                        DECEMBER 31,
                                                 1997              1996            1996              1995
                                            ------------      ------------    ------------      ------------
                                             (Unaudited)       (Unaudited)
Net loss                                    $ (4,642,059)     $ (1,836,703)   $ (2,446,100)     $ (1,273,239)
                                            ------------      ------------    ------------      ------------
Adjustments to reconcile net loss to
 net cash used for operating activities:
   Depreciation and amortization                 163,392           114,545         112,265            34,026
   Amortization of deferred compensation         118,125           174,375          78,750           116,250
   Noncash compensation and
     consulting expenses                       1,407,429           326,707         257,628                 -
   (Increase) decrease in loans
     receivable - shareholders and other         (17,040)           48,600               -            48,600
   (Increase) decrease in prepaid expenses         5,847                 -           5,847                 -
   (Increase) decrease in other assets            43,375            (4,196)         43,375           (16,006)
   Increase in accounts payable
     and accrued expenses                        162,759            12,455         312,933            62,956
                                            ------------      ------------    ------------      ------------
   Total adjustments                           1,883,887           672,486         810,798           245,826
                                            ------------      ------------    ------------      ------------
Net cash used for operating activities        (2,758,172)       (1,164,217)     (1,635,302)       (1,027,413)
                                            ------------      ------------    ------------      ------------
Cash flows from investing activities:
   Prototype equipment                          (529,963)         (510,431)       (362,224)         (215,722)
   Capital expenditures                       (2,703,981)          (83,626)     (2,512,845)                -
                                            ------------      ------------    ------------      ------------
   Net cash used for investing
    activities                                (3,233,944)         (594,057)     (2,875,069)         (215,722)
                                            ------------      ------------    ------------      ------------


                                                                                    FROM               FROM
                                                                                 INCEPTION          INCEPTION
                                               YEARS ENDED JUNE 30,            (DECEMBER 10,      (DECEMBER 10,
                                           ----------------------------      1993) TO JUNE 30,       1993) TO
                                                1996            1995               1994           MARCH 31, 1997
                                           ------------    ------------      -----------------    --------------

Net loss                                   $ (5,986,514)   $ (1,086,436)       $  (66,951)        $ (11,781,960)
                                           ------------    ------------        ----------         -------------
Adjustments to reconcile net loss to
 net cash used for operating activities:
   Depreciation and amortization                111,672          46,632             3,545               325,241
   Amortization of deferred compensation        232,500         114,375                 -               465,000
   Noncash compensation and
     consulting expenses                      3,049,113         304,275                 -             4,760,817
   (Increase) decrease in loans
     receivable - shareholders and other         48,600         (48,600)                -               (17,040)
   (Increase) decrease in prepaid expenses      (15,900)              -                 -               (10,053)
   (Increase) decrease in other assets          (50,346)         (1,249)           (1,415)               (9,635)
   Increase in accounts payable
     and accrued expenses                        88,074          76,491             7,969               335,293
                                           ------------    ------------        ----------         -------------
   Total adjustments                          3,463,713         491,924            10,099             5,849,623
                                           ------------    ------------        ----------         -------------
Net cash used for operating activities       (2,522,801)       (594,512)          (56,852)           (5,932,337)
                                           ------------    ------------        ----------         -------------
Cash flows from investing activities:
   Prototype equipment                         (304,963)       (210,675)          (59,700)           (1,105,301)
   Capital expenditures                        (471,930)       (169,717)          (87,686)           (3,433,314)
                                           ------------    ------------        ----------         -------------
   Net cash used for investing
    activities                                 (776,893)       (380,392)         (147,386)           (4,538,615)
                                           ------------    ------------        ----------         -------------

                                                                     (CONTINUED)

               See accompanying notes to the financial statements.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)

                           INCREASE (DECREASE) IN CASH


                                                    NINE MONTHS ENDED                SIX MONTHS ENDED
                                                       MARCH 31,                        DECEMBER 31,
                                                 1997              1996            1996              1995
                                            ------------      ------------    ------------      ------------
                                             (Unaudited)       (Unaudited)
Cash flows from financing activities:
   Repayment of capital lease obligation          (1,923)                -            (641)                -
   Proceeds from stockholder loans, net          (77,833)          (14,000)        (77,833)          (14,000)
   Proceeds from issuance of preferred
     stock                                     7,000,000         3,600,000       4,500,000                 -
   Net proceeds from issuance of
     common stock                                (52,500)        3,114,678               -         1,398,723
                                            ------------      ------------    ------------      ------------
   Net cash provided by financing
     activities                                6,867,744         6,700,678       4,421,526         1,384,723
                                            ------------      ------------    ------------      ------------

Net increase (decrease) in cash                  875,628         4,942,404         (88,845)          141,588

Cash and cash equivalents at
    beginning of period                        3,975,354            16,059       3,975,354            16,059
                                            ------------      ------------    ------------      ------------
Cash and cash equivalents at
    end of period                           $  4,850,982      $  4,958,463    $  3,886,509      $    157,647
                                            ============      ============    ============      ============

Supplemental disclosures of cash
  flow information:

    Cash paid for interest                  $        391      $         46    $        391      $         46
                                            ============      ============    ============      ============

                                                                                     FROM               FROM
                                                                                  INCEPTION          INCEPTION
                                                 YEARS ENDED JUNE 30,           (DECEMBER 10,      (DECEMBER 10,
                                            ----------------------------      1993) TO JUNE 30,       1993) TO
                                                 1996            1995               1994           MARCH 31, 1997
                                            ------------    ------------      -----------------    --------------

Cash flows from financing activities:
   Repayment of capital lease obligation               -               -                 -                (1,923)
   Proceeds from stockholder loans, net           29,060         (61,412)          110,185                     -
   Proceeds from issuance of preferred
     stock                                     3,600,000               -                 -            10,600,000
   Net proceeds from issuance of
     common stock                              3,629,929       1,043,477           102,951             4,723,857
                                            ------------    ------------        ----------         -------------
   Net cash provided by financing
     activities                                7,258,989         982,065           213,136            15,321,934
                                            ------------    ------------        ----------         -------------

Net increase (decrease) in cash                3,959,295           7,161             8,898             4,850,982

Cash and cash equivalents at
    beginning of period                           16,059           8,898                 0                     0
                                            ------------    ------------        ----------         -------------
Cash and cash equivalents at
    end of period                           $  3,975,354    $     16,059        $    8,898         $   4,850,982
                                            ============    ============        ==========         =============

Supplemental disclosures of cash
  flow information:

    Cash paid for interest                  $          -    $     21,774        $    2,535         $      24,700
                                            ============    ============        ==========         =============

                                                                     (CONTINUED)

               See accompanying notes to the financial statements.


                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF CASH FLOWS (CONTINUED)

                           INCREASE (DECREASE) IN CASH



                                                    NINE MONTHS ENDED                SIX MONTHS ENDED
                                                       MARCH 31,                        DECEMBER 31,
                                                 1997              1996            1996              1995
                                            ------------      ------------    ------------      ------------
                                             (Unaudited)       (Unaudited)
Supplemental disclosures of noncash
   investing and financing activities:

     Issuance of common stock and options
      in exchange for services              $     90,480      $          -    $     90,480      $          -
                                            ============      ============    ============      ============
     Issuance of common stock in
      exchange for property and equipment   $          -      $          -    $          -      $          -
                                            ============      ============    ============      ============
     Issuance of common stock for
      compensation                          $  1,125,816      $          -    $     10,463      $          -
                                            ============      ============    ============      ============
     Issuance of common stock through
       exercise of incentive stock options  $    363,513      $          -    $    156,060      $          -
                                            ============      ============    ============      ============
     Issuance of common stock as
      payment for preferred stock
      dividends                             $     49,603      $          -    $     49,603      $          -
                                            ============      ============    ============      ============
     Acquisition of property and equipment
      through the issuance of a capital
      lease payable                         $     50,289      $          -    $     50,289      $          -
                                            ============      ============    ============      ============


                                                                                    FROM               FROM
                                                                                 INCEPTION          INCEPTION
                                               YEARS ENDED JUNE 30,            (DECEMBER 10,      (DECEMBER 10,
                                           ----------------------------      1993) TO JUNE 30,       1993) TO
                                                1996            1995               1994           MARCH 31, 1997
                                           ------------    ------------      -----------------    --------------

Supplemental disclosures of noncash
   investing and financing activities:

     Issuance of common stock and options
      in exchange for services             $  2,487,025    $    153,275        $        -         $   2,730,780
                                           ============    ============        ==========         =============
     Issuance of common stock in
      exchange for property and equipment  $     10,900    $     78,750        $        -         $      89,650
                                           ============    ============        ==========         =============
     Issuance of common stock for
      compensation                         $    567,164    $    151,000        $        -         $   1,843,980
                                           ============    ============        ==========         =============
     Issuance of common stock through
       exercise of incentive stock options $          -    $          -        $        -         $     363,513
                                           ============    ============        ==========         =============
     Issuance of common stock as
      payment for preferred stock
      dividends                            $     14,629    $          -        $        -         $      64,232
                                           ============    ============        ==========         =============
     Acquisition of property and equipment
      through the issuance of a capital
      lease payable                        $          -    $          -        $        -         $      50,289
                                           ============    ============        ==========         =============

               See accompanying notes to the financial statements.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

(1)      BACKGROUND

The Company,("Imaging Diagnostic Systems, Inc.") was organized in the state of New Jersey on November 8, 1985, under its original name of Alkan Corp. On April 14, 1994, a reverse merger was effected between Alkan Corp. and the Florida corporation of Imaging Diagnostic Systems, Inc.("IDSI-Fl."). IDSI-Fl. was formed on December 10, 1993.(see Note 4) Effective July 1, 1995 the Company changed its corporate status to a Florida corporation.

The Company is in the business of developing medical imaging devices based upon the combination of the advances made in ultrafast electro-optic technology and the unique knowledge of medical imaging devices held by the founders of the Company. Previously, the technology for these imaging devices had not been available. The initial CTLM/Trademark/ prototype has been developed with the use of "Ultrafast Laser Imaging Technology"/Trademark/, and this technology was first introduced at the "RSNA" scientific assembly and conference during late November 1994. The completed CTLM/Trademark/ device was exhibited at the "RSNA" conference November 26-30, 1995. The Company exhibited the pilot production run CTLM/Trademark/ device at the "RSNA" conference held in Chicago on December 1-6, 1996. The Company filed its initial patent application for the CTLM/Trademark/ device on June 7, 1995 and has subsequently filed for foreign patent protection.

The initial CTLM/Trademark/ prototype produced live images of an augmented breast on February 23, 1995. From the experience gained with this initial prototype, the Company continued its research and development resulting in new hardware and software enhancements. The Food and Drug Administration (FDA) approved calibration Investigational Device Exemption ("IDE") clinical testing in the Company's laboratory. This phase of clinical testing was approved for a small number of calibration scans on volunteers. At the conclusion of the calibration studies, the Company will commence its first clinical trial at the Strax Diagnostic Breast Institute under a Phase I - IDE application, which was approved by the FDA on February 9, 1996. Four additional clinical sites are planned by the end of calendar 1997.

The Company is currently in a development stage and is in the process of raising additional capital. There is no assurance that once the development of the CTLM/Trademark/ prototype is completed and finally gains Federal Drug Administration marketing clearance, that the Company will achieve a profitable level of operations.

                                                                    (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a) Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (b) Cash and cash equivalents

         Holdings of highly liquid investments with original maturities of three months of less and investment in money market funds are considered to be cash equivalents by the Company.

         (c) Prototype equipment

         The direct costs associated with the final CTLM/Trademark/ prototypes have been capitalized. On June 17, 1996 the Company's Director of Research and Development and the Director of Engineering decided to discontinue with the development of the then current generation proprietary scanner and data collection system (components of the prototype CTLM/Trademark/ device) and to begin development of a third generation scanner and data collection system. As a result, certain items amounting to $677,395 were reclassified as follows: $512,453 as research and development expense and $164,941 as computer and lab equipment. The costs associated with the completed prototype units placed at clinical test locations will be transferred to clinical equipment at their historical cost. The prototype costs will be amortized over a period of two years upon placement of the equipment at the clinical testing locations.

         (d) Property, equipment and software development costs

         Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using straight-line methods over the estimated useful lives of the related assets.

         Under the criteria set forth in Statement of Financial Accounting Standards No. 86, capitalization of software development costs begins upon the establishment of technological feasibility for the product. The establishment of technological

                                                                    (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (d) Property, equipment and software development costs (Continued)

         feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgement by management with respect to certain external factors, including , but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. After considering the above factors, the Company has determined that the software development costs involved with adapting the software for enhanced product capability and incurred subsequent to the initial acquisition of the basic software technology, should be properly expensed. Such costs are included in research and development expense in the accompanying statements of operations.

         (e) Research and Development

         Research and development expenses consist principally of expenditures for equipment and outside third-party consultants which are used in testing and the development of the Company's prototypes, product software and compensation to specific company personnel. The non-payroll related expenses include testing at outside laboratories, parts associated with the design of initial components and tooling costs, and other costs which do not remain with the developed CTLM/Trademark/ prototype. The software development costs are with outside third-party consultants involved with the implementation of final changes to the developed software. All research and development costs are currently expensed as incurred.

         (f) Net loss per share

         Net loss per share of common stock is computed by dividing the net loss applicable to common shareholders by the weighted average number of common shares outstanding and common stock equivalents. Stock options and the convertible preferred stock are considered common stock equivalents unless their inclusion would be anti-dilutive.

                                                                    (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (g) Income taxes

         Effective December 10, 1993, the Company adopted the method of accounting for income taxes pursuant to the Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires an asset and liability approach for financial accounting and reporting for income taxes. Under SFAS 109, the effect on deferred taxes of a change in tax rates is recognized in income in the year that includes the enactment date.

         (h) Reclassifications

         Certain amounts in the prior period financial statements have been reclassified to conform with the current period presentation.

(3)      RESTATEMENT

The Company had been capitalizing the costs associated with the final development of the CTLM/Trademark/ software from its initial acquisition phase to the software presently being used in the CTLM/Trademark/ machine currently being tested at clinical locations. The Company has restated its financial statements to expense all additional expenditures incurred to adapt the software for enhanced product capability as research and development costs since the acquisition of the original software. Accordingly, the Company has expensed $436,736 for the year ended June 30, 1996 and $432,956 for the six months ended December 31, 1996 as additional research and development costs.

(4)      MERGER

On April 14, 1994, IDSI-Fl. acquired substantially all of the issued and outstanding shares of Alkan Corp. The transaction was accounted for as a reverse merger in accordance with Accounting Principles Board Opinion #16, wherein the shareholders of IDSI-Fl. retained the majority of the outstanding stock of Alkan Corp. after the merger.(see Note 13)

                                                                    (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(4)      MERGER (CONTINUED)

As reflected in the Statement of Stockholders' Equity, the Company recorded the merger with the public shell at its cost, which was zero, since at that time the public shell did not have any assets or equity. There was no basis adjustment necessary for any portion of the merger transaction as the assets of IDSI-Fl. were recorded at their net book value at the date of merger. The 178,752 shares represents the exchange of shares between the companies at the time of merger.

As part of the transaction, the certificate of incorporation of Alkan was amended to change its name to Imaging Diagnostic Systems, Inc.

(5)      GOING CONCERN

The Company is currently a development stage company and its continued existence is dependent upon the Company's ability to resolve its liquidity problems, principally by obtaining additional debt financing and/or equity capital. The Company has yet to generate an internal cash flow, and until the sales of its product begins, the Company is totally dependent upon the debt and equity funding.

As a result of these factors, there exists substantial doubt about the Company's ability to continue as a going concern. However, management of the Company is continually negotiating with various outside entities for additional funding necessary to complete the clinical testing phase of development, required before they can receive FDA marketing clearance. In addition, management has been able to raise the necessary capital to reach this stage of product development and has been able to fund any capital requirements to date. There is no assurance that once the development of the CTLM/Trademark/ prototype is completed and finally gains Federal Drug Administration marketing clearance, that the Company will achieve a profitable level of operations.


(6)      STOCKHOLDERS' LOANS - RECEIVABLES AND PAYABLES

The loans receivable as of June 30, 1995 from certain officers represent payroll advances. The officers repaid these loans as a payroll deductions during the fiscal year ended June 30, 1996.

Certain of the major shareholders have advanced funds to the Company in 1995 and 1996. These loans are unsecured and non-interest bearing. These loans have been repaid in full subsequent to June 30, 1996.

                                                                    (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(7)      PROPERTY AND EQUIPMENT

The following is a summary of property and equipment, less accumulated depreciation:


                                                                                JUNE 30,
                                                       DECEMBER 31,     --------------------------
                                                           1996             1996            1995
                                                     --------------     ------------    ----------
         Furniture and fixtures                      $      199,777     $     28,199    $   13,555
         Building and land                                1,971,242                -             -
         Clinical equipment                                 250,000                -             -
         Computers and equipment                            271,175          164,270        85,194
         CTLM/Trademark/ software costs                     352,932          352,932       190,523
         Trade show equipment                               140,159           81,416        23,490
         Laboratory equipment                               158,423          153,758             -
         Leasehold improvements                                   -           38,407        23,391
                                                     --------------     ------------    ----------
                                                          3,343,708          818,982       336,153
         Less: accumulated depreciation                    (235,707)        (161,850)      (50,177)
                                                     --------------     ------------    ----------
                  Total                              $    3,108,001     $    657,132     $ 285,976
                                                     ==============     ============    ==========

The estimated useful lives of property and equipment for purposes of computing depreciation and amortization are:

          Furniture, fixtures, clinical, computers, laboratory
            equipment and trade show equipment                          5-7 years
          Building                                                       40 years
          CTLM/Trademark/ software costs                                  5 years
          Leasehold improvements                                        Length of lease (1 year)

Telephone equipment, acquired under a long-term capital lease at a cost of $50,289, is included in furniture and fixtures. The net unamortized cost of the CTLM/Trademark/ software at December 31, 1996, June 30, 1996 and 1995 are $244,060, $279,353 and $171,289, respectively, which represents the net realizable value of the CTLM/Trademark/ software at the end of each period presented. Amortization expense related to the CTLM/Trademark/ software for each period presented in the statement of operations is as follows:

                                                                    (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(7)      PROPERTY AND EQUIPMENT (CONTINUED)

                           PERIOD ENDED                         AMOUNT
                           ------------                         ------
                             12/31/96                         $ 35,293
                              6/30/96                           54,345
                              6/30/95                           19,160
                              6/30/94                               73
                                                              --------
                             Total                            $108,871
                                                              ========

(8)      OTHER ASSETS

Other assets consist of the following:

                                                                              JUNE 30,
                                                     DECEMBER 31,    ------------------------
                                                         1996             1996         1995
                                                     ------------    -----------    ---------
         Deposit on purchase of new building         $         -     $    50,000    $       -
         Security deposits                                 9,635           3,010        2,664
                                                     -----------     -----------    ---------
                  Totals                             $     9,635     $    53,010    $   2,664
                                                     ===========     ===========    =========

The Company had paid a $50,000 deposit on the acquisition of a building, with a purchase price of $1,250,000, as of June 30, 1996, which was finally acquired on August 29, 1996.

(9)      ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

                                                                              JUNE 30,
                                                     DECEMBER 31,    ------------------------
                                                         1996             1996         1995
                                                     ------------    -----------    ---------
         Accounts payable - trade                    $   399,309     $   165,047    $  83,743
         Preferred stock dividends payable                12,082          33,216            -
         Payroll taxes payable                            86,158           7,487          717
                                                     -----------     -----------    ---------
                  Totals                             $   497,549     $   205,750    $  84,460
                                                     ===========     ===========    =========

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(10)     LEASES

The Company has entered into a lease arrangement which expires in 2002 for its telephone equipment. This arrangement transfers to the Company substantially all of the risks and benefits of ownership of the related asset. The asset has been capitalized as property and equipment (see Note 7) and the obligation has been recorded as debt. At December 31, 1996, approximate future minimum lease payments under capitalized lease obligations were as follows:

         YEAR ENDING JUNE 30
        --------------------
                  1997                                           $    7,224
                  1998                                               12,384
                  1999                                               12,384
                  2000                                               12,384
                  2001                                               12,384
                  2002                                                4,128
                                                                 ----------
                  Total minimum lease payments                       60,888
                  Less amount representing interest                 (11,240)
                                                                 ----------
                  Present value of net minimum lease payments        49,648

                  Less current portion                               (8,499)
                                                                 ----------
                  Long-term portion                              $   41,149
                                                                 ==========

The Company also leases certain office equipment and office space under operating leases expiring in various years through June 1998. The Company's lease for its office space expired during the fiscal year ended June 30, 1997.

Minimum future lease payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1996 for each of the next two years and in the aggregate are:

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(10)     LEASES (CONTINUED)

                  FISCAL YEAR ENDED
                       JUNE 30,                                       AMOUNT
                  -----------------                                  ---------
                         1997                                        $  1,698
                         1998                                           3,396
                                                                     --------
                  Total minimum future lease payments                $  5,094
                                                                     ========

(11)     INCOME TAXES

No provision for income taxes has been recorded in the accompanying financial statements as a result of the Company's net operating losses. The Company has unused tax loss carryforwards of approximately $6,609,000 to offset future taxable income. Such carryforwards expire in years beginning 2009. The deferred tax asset recorded by the Company as a result of these tax loss carryforwards is approximately $2,247,000, $1,538,500 and $315,000 at December 31, 1996, June 30,
1996 and 1995, respectively. The Company has reduced the deferred tax asset resulting from its tax loss carryforwards by a valuation allowance of an equal amount as the realization of the deferred tax asset is uncertain. The net change in the deferred tax asset and valuation allowance from July 1, 1996 to December 31, 1996 was an increase of approximately $708,500.

(12)     CONVERTIBLE PREFERRED STOCK

On April 27, 1995, the Company amended the Articles of Incorporation to provide for the authorization of 2,000,000 shares of no par value preferred stock. The shares were divided out of the original 50,000,000 shares of no par value common stock.

The Company issued 4,000 shares of "Series A Convertible Preferred Stock" ("Series A Preferred Stock") on March 21, 1996 under a Regulation S Securities Subscription Agreement. The agreement called for a purchase price of $1,000 per share, with net proceeds to the Company, after commissions and issuance costs, amounting to $3,600,000.

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(12)     CONVERTIBLE PREFERRED STOCK (CONTINUED)

The holders of the Series A Preferred Stock may convert up to 50% prior to May 28, 1996, and may convert their remaining shares subsequent to May 28, 1996 without the payment of any additional consideration, into fully paid and nonassessable shares of the Company's no par value common stock based upon the "conversion formula". The conversion formula states that the holder of the Preferred Stock will receive shares determined by dividing (I) the sum of $1,000 plus the amount of all accrued but unpaid dividends on the shares of Convertible Preferred Stock being so converted by the (ii) "Conversion Price". The "Conversion Price" shall be equal to seventy-five percent (75%) of the Market Price of the Company's common stock; provided, however, that in no event will the "Conversion Price" be greater than the closing bid price per share of common stock on the date of conversion.

The agreement provides that no fractional shares shall be issued. In addition, provisions are made for any stock dividends or stock splits that the Company may issue with respect to their no par value common stock. The Company is also required to reserve and keep available out of its authorized but unissued common stock such number of shares of common stock as shall be available to effect the conversion of all of the outstanding shares of Series A Convertible Preferred Stock. The holders of the Series A Preferred Stock are also entitled to receive a five percent (5%) per share, per annum dividend out of legally available funds and to the extent permitted by law. These dividends are payable quarterly on the last business day of each quarter commencing with the calendar quarter next succeeding the date of issuance of the Series A Preferred Stock. Such dividends shall be fully cumulative and shall accrue, whether or not declared by the Board of Directors of the Company, and may be payable in cash or in freely tradeable shares of common stock.

The Series A Preferred Stockholders shall have voting rights similar to those of the regular common stockholders, with the number of votes equal to the number of shares of common stock that would be issued upon conversion thereof. The Series A Preferred Stock shall rank senior to any other class of capital stock of the Company now or hereafter issued as to the payment of dividends and the distribution of assets on redemption, liquidation, dissolution or winding up of the Company.

As of June 30, 1996, 1,600 shares of the Series A Preferred Stock had been converted into a total 425,416 shares (including accumulated dividends) of the Company's common stock. The remaining 2,400 shares of Series A Preferred Stock were converted into 1,061,202 shares (including accumulated dividends) of the Company's common stock as of December 31, 1996.

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(12)     CONVERTIBLE PREFERRED STOCK (CONTINUED)

The Company issued 450 shares of "Series B Convertible Preferred Stock" ("Series B Preferred Stock") and warrants to purchase up to an additional 112,500 shares of common stock on December 17, 1996 pursuant to Regulation D and Section 4(2) of the Securities Act of 1933. The agreement called for a purchase price of $10,000 per share, with proceeds to the Company amounting to $4,500,000.

The holders of the Series B Preferred Stock may convert up to 34% of the Series B Preferred Stock 80 days from issuance (March 7, 1997), up to 67% of the Series B Preferred Stock 100 days from issuance (March 27, 1997), and may convert their remaining shares 120 days from issuance (April 19, 1997) without the payment of any additional consideration, into fully paid and nonassessable shares of the Company's no par value common stock based upon the "conversion formula". The conversion formula states that the holder of the Series B Preferred Stock will receive shares determined by dividing (I) the sum of $10,000 by the (ii) "Conversion Price" in effect at the time of conversion. The "Conversion Price" shall be equal to eighty-two percent (82%) of the Market Price of the Company's common stock; provided, however, that in no event will the "Conversion Price" be greater than $3.85. The warrants are exercisable at any time for an exercise price of $5.00 and will expire five years from the date of issue.

The agreement provides that no fractional shares shall be issued. In addition, provisions are made for any stock dividends or stock splits that the Company may issue with respect to their no par value common stock. The Company is also required to reserve and keep available out of its authorized but unissued common stock such number of shares of common stock as shall be available to effect the conversion of all of the outstanding shares of Convertible Preferred Stock. The holders of the Series B Preferred Stock are also entitled to receive a seven percent (7%) per share, per annum dividend out of legally available funds and to the extent permitted by law. These dividends are payable quarterly on the last business day of each quarter commencing with the calendar quarter next succeeding the date of issuance of the Series B Preferred Stock. Such dividends shall be fully cumulative and shall accrue, whether or not declared by the Board of Directors of the Company, and may be payable in cash or in freely tradeable shares of common stock.

The Series B Preferred Stockholders shall have voting rights similar to those of the regular common stockholders, with the number of votes equal to the number of shares of common stock that would be issued upon conversion thereof. The Series B Preferred Stock shall rank senior to any other class of capital stock of the Company now or hereafter issued as to the payment of dividends and the distribution of assets on redemption, liquidation, dissolution or winding up of the Company.

As of December 31, 1996, none of the Series B Preferred Stock or the associated warrants had been converted, and there was a total of $12,082 of accrued dividends payable.

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(13)     COMMON STOCK

On June 8, 1994, at a special meeting of shareholders of the Company, a one for one hundred reverse stock split was approved reducing the number of issued and outstanding shares of common stock from 68,875,200 shares to 688,752 shares (510,000 shares of original stock, for $50,000, and the 178,752 shares acquired in the merger). In addition, the board of directors approved the issuance of an additional 27,490,000 shares of common stock that had been provided for in the original merger documents. However, during April, 1995 the four major shareholders agreed to permanently return 12,147,480 of these additional shares. Therefore, the net additional shares of common stock issued amounts to 15,342,520 shares, and the net additional shares issued as a result of this transaction have been reflected in the financial statements of the Company. (See Statement of Stockholders' Equity)

The Company has sold 1,290,069 shares of its common stock through Private Placement Memorandums dated April 20, 1994 and December 7, 1994, as subsequently amended. The net proceeds to the Company under these Private Placement Memorandums were approximately $1,000,000. In addition, the Company has sold 690,722 shares of "restricted common stock" during the year ended June 30, 1995. These shares are restricted in terms of a required holding period before they become eligible for free trading status. As of June 30, 1995, receivables from the sale of common stock during the year amounted to $523,118. The Company has an escrow agent as custodian for these unpaid shares. During the year ended June 30, 1996, 410,500 shares of the common stock related to these receivables were canceled and $103,679 was collected on the receivable. The unpaid balance on these original sales of common stock of $14,309, as of June 30, 1996, is reflected as a reduction to stockholder's equity on the Company's balance sheet.

During the year ended June 30, 1995, 115,650 shares of common stock were issued to satisfy obligations of the Company amounting to $102,943, approximately $.89 per share. The stock was recorded at the fair market value at the date of issuance.

During the year ended June 30, 1995, the wages accrued to the officers of the Company in the amount of $151,000, was satisfied with the issuance of 377,500 shares of restricted common stock. Compensation expenses had been charged during the fiscal year pursuant to the employment agreements with the officers. In addition, during the year ended June 30, 1995, 75,000 shares of restricted common stock were issued to a company executive pursuant to the employment agreement with this executive. Compensation expense of $78,750 was recorded in conjunction with this transaction.

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(13)     COMMON STOCK (CONTINUED)

During the year ended June 30, 1996, the Company sold, under the provisions of Regulation S, a total of 700,471 shares of common stock. The proceeds from the sale of these shares of common stock amounted to $1,561,110. The Company issued an additional 2,503,789 shares ($4,257,320) of its common stock as a result of the exercise of stock options issued in exchange for services rendered during the year. Cash proceeds associated with the exercise of these options and the issuance of these shares amounted to $1,860,062, with the remaining $2,397,258 reflected as noncash compensation. These 2,503,789 shares were issued at various times throughout the fiscal year. The stock has been recorded at the fair market value at the various grant dates for the transactions. Compensation, aggregating $2,298,907, has been recorded for the at the excess of the fair market value of the transaction over the exercise price for each of the transactions.

As of December 31, 1996, there were a total of 1,486,618 shares of common stock issued as a result of the conversion of the Series A Convertible Preferred Stock and the related accumulated dividends. (See Note 12)

Common stock issued to employees as a result of the exercise of their incentive stock options and their non-qualified stock options during the fiscal year ended June 30, 1996 amounted to 1,187,900, of which 996,400 shares were issued pursuant to the provisions of the non-qualified stock options and were exercised in a "cash-less" transaction, resulting in compensation to the officers of $567,164. Compensation cost was measured as the excess of fair market value of the shares received over the value of the SAR shares tendered in the transaction. The excess of fair market value at July 15, 1995 approximated $.57 per share on the 996,400 shares issued.

During the six months ended December 31, 1996, the Company issued a total of 188,529 shares ($312,856) of its common stock as a result of the following:

      1. Services rendered by independent consultants in exchange for 31,200 shares. Research and development expenses of $90,480 was charged as the fair market value at November 20, 1996 was $2.90 per share.

      2. On December 20, 1996, bonus stock was issued to Company employees, 3,200 shares. Compensation expense of $10,463 was charged as the fair market value at that date was $3.27 per share.

      3. Exercise of incentive stock options, 133,369 shares ($162,310).

      4. Payment of preferred stock dividends on the Series A Preferred Stock, 20,760 shares ($49,603).

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(14)     STOCK OPTIONS

During July 1994, the Company adopted a non-qualified Stock Option Plan (the "Plan"), whereby officers and employees of the Company may be granted options to purchase shares of the Company's common stock. Under the plan, an officer may be granted non-qualified options to purchase shares of common stock over the next five calendar years, at a minimum of 250,000 shares per calendar year. The exercise price shall be thirty-five percent of the fair market value at the date of exercise. On July 5, 1995 the Board of Directors authorized an amendment to the Plan to provide that upon exercise of the option, the payment for the shares exercised under the option may be made in whole or in part with shares of the same class of stock. The shares to be delivered for payment would be valued at the fair market value of the stock on the day preceding the date of exercise. The portion of the plan applicable to the officers of the Company was terminated effective July 1, 1996.

The incentive stock option plan was approved by the Board of Directors and adopted by the shareholders at the March 29, 1995 annual meeting. This plan provides for the granting, exercising and issuing of incentive stock options pursuant to Internal Revenue Code Section 422. The Company may grant incentive stock options to purchase up to 5% of the issued and outstanding common stock of the Company at any time. The Board of Directors has direct responsibility for the administration of these plans.

The exercise price of the incentive options to employees must be equal to at least 100% of the fair market value of the common stock as of the date of grant. The exercise price of incentive options to officers, or affiliated persons, must be at least 110% of the fair market value as of the date of grant.

The Company records the discount from fair market value on the non-qualified stock options as a charge to deferred compensation at the date of grant of grant and credits additional paid-in capital. The compensation is amortized to income over the vesting period of the options.

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(14)     STOCK OPTIONS (CONTINUED)

Transactions and other information relating to the plans are summarized as follows:

                                                  INCENTIVE STOCK OPTIONS              NONQUALIFIED OPTIONS
                                                 -------------------------        ---------------------------
                                                  SHARES      OPTION PRICE          SHARES       OPTION PRICE
                                                 --------     ------------        ----------     ------------
Outstanding at June 30, 1994                          -0-                                -0-
   Granted                                         71,429     $    1.40            2,250,000          (1)
   Exercised                                            -                                  -
                                                 --------                         ----------
Outstanding at June 30, 1995                       71,429     $    1.40            2,250,000
   Granted                                        782,563     $  .81 - 8.16                -
   Exercised                                     (164,956)    $    1.25           (1,550,831)    $ .35 - 1.18
                                                 --------                         ----------
Outstanding at June 30, 1996                      689,036     $  .81 - 8.16          699,169          (1)
   Granted                                        202,434     $ 2.56 - 4.37                -
   Exercised                                     (167,964)          (2)                    -
   Canceled                                             -                           (399,169)         (3)
                                                 --------                         ----------
Outstanding at December 31, 1996                  723,506     $  .81 - 8.16          300,000          (1)
                                                 ========                         ==========

         (1) The option price of the non-qualified options for shares issued to officers of the Company is thirty-five percent of the fair market value at the date of exercise. The option price of the remaining shares ranged from $.35 per share for one individual, and the greater of $.50 per share or thirty-five percent of the fair market value at the date of exercise for the other individual. When the non-qualified shares were exercised, the fair market value of the common stock ranged from $.94 to $1.18 per share.

         (2) Of the total 167,964 options that were exercised during the six months ended December 31, 1996, 5,000 of these option were incentive stock options exercised by one of the employees at $1.25. (The incentive options were granted on September 20, 1995 at fair market value, no compensation was recorded.) The remaining 162,964 options were exercised by officers of the Company pursuant to their Stock Appreciation Rights, and they acquired a total of 128,369 shares of common stock. A charge to compensation expense of $156,060, for the fair value of the common stock issued in excess of the exercise price, was made during the period

         (3) The remaining nonqualified options which were granted and not exercised by the officers of the Company have been canceled and that plan, with respect to the officers, was terminated effective July 1, 1996.

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(14)     STOCK OPTIONS (CONTINUED)

At December 31, 1996, 477,004 of the incentive stock options were vested and exercisable and the 300,000 non-qualified stock options were fully vested and exercisable. The stock options vest at various rates over periods up to ten years. Shares of authorized common stock have been reserved for the exercise of all options outstanding.

    On July 5, 1994 the Company issued non-qualified options to its officers and directors to purchase 1,500,000 shares of common stock at 35% of the fair market value at the date of exercise. Compensation expense of $567,164 was recorded during the year ended June 30, 1994 as a result of the discount from the market value at the date of exercise.

    On November 7, 1994, the Company granted 300,000 non-qualified options to its general counsel, currently a vice-president of the Company, at an exercise price of $0.50 per share. Deferred compensation of $150,000 was recorded on the transaction and is being amortized over the vesting period. The options were all exercised as of December 31, 1996.

    On March 30, 1995, the Company granted to the director of engineering, a non-qualified option to purchase up to 150,000 shares of common stock per year, or a total of 450,000 shares, during the period March 30, 1995 and ending March 31, 1998. The exercise price shall be $0.35 per share. The options do not "vest" until one year from the anniversary date. Deferred compensation of $472,500 was recorded on the transaction and is being amortized over the vesting period. The Company also granted the individual, incentive options to purchase 71,429 shares of common stock at an exercise price of $1.40 per share. The options expire on March 30, 1998.

    On September 1, 1995, the Company issued to its three officers and directors incentive options to purchase 107,527 shares, individually, at an exercise price of $0.93 per share (110% of the fair market value). The options expire on September 1, 1999.

    On September 1, 1995, the Company issued to an employee incentive options to purchase 119,047 shares of common stock at an exercise price of $0.84 per share. The options expire on September 1, 2000.

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

    (14)          STOCK OPTIONS (CONTINUED)

    At various dates during the fiscal year ended June 30, 1996, the Company issued to various employees incentive options to purchase 340,935 shares of common stock at prices ranging from $0.81 to $8.18. In all instances, the exercise price was established as the fair market value of the common stock at the date of grant, therefore no compensation was recorded on the issuance of the options. In most cases, one-third of the options vest one year from the grant date, with one-third vesting each of the next two years. The options expire in ten years from the grant date.

    On July 4, 1996, the Company issued to its three officers and directors incentive options to purchase 22,883 shares, individually, at an exercise price of $4.37 per share (110% of the fair market value). The options expire on July 4, 1998.

    At various dates during the six months ended December 31, 1996, the Company issued to various employees incentive options to purchase 133,785 shares of common stock at prices ranging from $2.56 to $3.81. In all instances, the exercise price was established as the fair market value of the common stock at the date of grant, therefore no compensation was recorded on the issuance of the options. In most cases, one-third of the options vest one year from the grant date, with one-third vesting each of the next two years. The options expire in ten years from the grant date.

(15)     CONCENTRATION OF CREDIT RISK

During the year, the Company has maintained cash balances in excess of the Federally insured limits. The funds are with a major money center bank. Consequently, the Company does not believe that there is a significant risk in having these balances in one financial institution. The cash balance at December 31, 1996 was $3,869,000.

(16)     COMMITMENTS AND CONTINGENCIES

On July 5, 1994 the Company entered into five-year employment agreements with its chief executive officer, president and executive vice-president. The agreements provide for compensation to these individuals, during the Company's development stage, at the annual rate of $250,000 (amended by Board of Directors effective January 1, 1996), $78,000, and $104,000, respectively.

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(16)     COMMITMENTS AND CONTINGENCIES (CONTINUED)

Additional provisions have been made in these agreements for salary adjustments to all of the individuals including bonus arrangements, once the Company is operational. During the fourth quarter (May 1, 1995) of the fiscal year ended June 30, 1995, the officers of the Company agreed to permanently forgive any compensation provided in their employment contracts until the Company establishes an adequate cash flow. The Company reinstated the compensation to these officers beginning November 1, 1995. The total amount of compensation forgiven by these officers amounted to $151,000, or $100,667 during the fiscal year ended June 30, 1996 and $50,333 during the fiscal year ended June 30, 1995. The financial statements reflect this compensation as a contribution to the paid-in capital of the Company in the appropriate accounting periods. As a result, the officers were paid at fifty-percent of their employment contract for a period of twelve months. On April 1, 1995, the Company entered into a two year agreement with its vice-president and general counsel, and provides for annual compensation of $85,000.

As additional consideration for his development efforts in the CTLM/Trademark/ prototype, the chief executive officer has been granted a "development royalty" which will be paid based upon the net foreign and domestic sales, after direct costs and commissions, of the CTLM/Trademark/ device. The royalty percent ranges from 2.5% to a maximum of 5%, based upon varying levels of gross sales.

On April 9, 1995, the Company entered into a three-year employment agreement with its Director of Engineering at an annual salary of $100,000. The contract also provided for the issuance of 75,000 restricted shares of the Company's common stock. Compensation expense ($1.05 per share), in the amount of $78,750 was recorded on the transaction.

During the six months ended December 31, 1996 and the year ended June 30, 1996, employment agreements were initiated with individuals in management positions within the Company. Annual payments for compensation under these agreements amount to $219,000 and $357,000, respectively, in the aggregate.

On July 1, 1996, the Company entered into a "Re-Seller Agreement" with an organization located in Italy, for the sole purpose of providing the organization with exclusive distribution rights within the three countries defined by the agreement. The term of this agreement shall be for twenty-nine months, and the Company and Distributor agree to renew the agreement for an additional two years if the Distributor makes purchases of the CTLM/Trademark/ device in an aggregate amount of at least four million U.S. dollars ($4,000,000) during the Initial Term of this agreement.

                                                                     (CONTINUED)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(17)     PRO FORMA BALANCE SHEET

On April 17, 1997, the Company and the Series C Holder agreed to rescind the Series C Preferred Stock transaction. The Company returned the $2,500,000 to the Series C Holder and the Series C Preferred Shares were returned to the Company.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROPSECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The expenses in connection with the issuance and distribution of the securities being registered are as follows:

      SEC Registration Fee............................................  $6,000
      Miscellaneous.................................................    $3,000

Item 14. Indemnification of Directors and Officers.

      Article VII of the Company's Articles of Incorporation authorizes the Company to indemnify directors and officers as follows:

         1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

         2. So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

         3. To the extent that a Director, Officer, or other corporate agent of this corporation has been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to in sections (a) and (b), above, or in defense of any claim, issue, or matter therein, he shall be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4. Expenses incurred by a Director, Officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action suit, or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

Item 15. Recent Sales of Unregistered Securities.

      On April 25, 1994, the Company commenced the sale of its common stock to the general public pursuant to Rule 504, Regulation D of the Securities Act of 1933, as amended ("Rule 504"). Rule 504 allows a "non-reporting" company to sell up to $1,000,000 in freely transferable shares to the general public within a 12-month period. The Company was not a reporting company under the 1934 Act at the time of and during the offering allowing the Company to claim the exemption from registration. The Company raised $1,000,000 and concluded the offering on March 23, 1995. The Company paid $ 18,699.74 in commissions under the offering. The following are the individuals who purchased the shares:



Eleanor R. Cohen                Norma Visco                        Joseph Gray
Karl J. Hagedon, Jr.            Steven M. Zanville                 D & Wm Button
Harold & Carole Lovitz          Larry W. Kusch Trust               D Button & D Darazs
Joyce L. Sulecki                Jack Fallon                        A.S. Quality Inc.
Karl J. Hagedon Jr.             Irwin S. Shayne                    Jay & Diana Gootee
Patricia A. Gandee              Corrine & Charles Button           Anthony Gootee
Eileen Abrams                   DeDe Button & Carrole Koukos       Robert & Shirley Bornstein
Emil & Lois Mack                Koukos                             Stanley B. Fineberg
Leonard S. Parker               John M. White                      Thomas Evans
Dennis Wiltshire                Steven J. Orlando                  Ronald & Mary Jane O'Brien
Alan E. & Peggy L. Carr         Debra Brandt                       Timothy O'Brien
Sidney & Thelma Parks           John Tate                          Dean & Patti Blanchette
Marvin & Laurie Stein           Rickie & Donna Scherer             Robert E. Wiltshire
Cecile Shaheen                  Patricia A. Gandee                 George R. Dutton Jr.
John P. Lennon, Jr.             Martin G. Breiter                  Shirley C. Martin
David Kavalin                   George D. Kissinger                Paul N. Rousseau
Penny S. Nurnberg               Terry A. Julie S. Zobel            Howard Schlessman
Eric Newmark                    Paul Splane                        Leandro J. Obenauer
Stephen D. Parker               Larry D. & Lisa Caplinger          Mark Schultz
Adrienne Lipschitz              Steven Held                        Ron Geraci
Pearl Tragash                   Jack T. Roque                      George Simon
Barbara S. Arkon                Maitland Inc.                      Edward T. & Jean M. Shea
Morris Taubman, Jr.             Cara E. Sherman                    Charlie E. Coltrin
Roslyn Kovacs                   Jack Roque                         Jeffrey A. Johnson
Chris Jaska                     Susan Steinfeld                    Jorge Bravo Jr.
Leonard Koenigsberg             William C. Martuge                 Ronald Scavron
John & Elpiniki White           David Fingerman                    EG & Barbara L. Kruse
William L. Merrill, Jr.         Gary Scherer                       Joseph Francella
Leonard & Ida Vann              Daniel & Peggy Sherman             Trishia Grable
Carolyn Wachtel                 John f. Maitland                   Edith Wien
Jeffrey & Ronda Robins          Peter S. Knezevich


Of the foregoing individuals, Peter S. Knezevich received securities in excahnge for non-cash consideration. As outside counsel to the Company he received securities in exchange for legal services. The legal services did not include documentation relative to the exempt offering. Mr. Knezevich billed the Company at an hourly rate and received stock in lieu of cash compensation.

      The following sales of unregistered securities occurred pursuant to Rule 701 of the Securities Act of 1933, as amended. Pursuant to Rule 701, an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, may issue unregistered securities to employees, advisors and consultants, under compensatory benefit plans and written contracts relating to compensation. Further, Rule 701 permits a company to adopt stock option and purchase programs for employees, consultants and advisors. Bona fide services must be rendered by advisors and consultants. However, such services must not be in connection with the offer and sale of securities in capital raising transaction, or pursuant to written contract relating to the compensation of such persons.

           1) On October 10, 1994, the Company issued 20,000 shares of common stock pursuant to Rule 701. The shares were issued in exchange for bona fide insurance services actually rendered pursuant to a written agreement relating to compensation. The services rendered were not in connection with the offer and sale of securities in a capital raising transaction. Dean Fulton was issued securities in exchange for cash compensation of $5,000 and non-cash compensation for insurance consulting services based on an hourly rate. When the services were rendered the Company was not a reporting company and the common stock was trading at approximately $.75 a share.

           2) On February 25, 1995, and March 31, 1995, the Company issued a total of 33,150 shares of common stock pursuant to Rule 701. The shares were issued in exchange for bona fide legal services actually rendered pursuant to a written agreement relating to compensation. The services rendered were not in connection with the offer and sale of securities in a capital raising transaction. Peter S. Knezevich was issued securities in exchange for non-cash consideration. As outside counsel to the Company he received securities in exchange for legal services. The legal services did not include documentation relative to the exempt offering. Mr. Knezevich billed the Company at an hourly rate and received stock in lieu of cash compensation.

           3) On March 10, 1995, the Company issued 20,000 shares of common stock pursuant to Rule 701. The shares were issued in exchange for services rendered by individuals at a technical trade show on behalf of the Company. The shares were issued pursuant to written agreements that were not in connection with the offer and sale of securities in a capital raising transaction. The following four (4) individuals received 5,000 shares of common stock each:
Joseph Sardano, Donald Parker, Carolyn Schwartz, and Jerri Jones. As opposed to cash compensation, the Company compensated the foregoing individuals with common stock. The stock was issued in lieu of paying the individuals approximately $500.00 a day for attending the Radiological Society of North America Science Exhibition for 5 days. When the services were rendered the Company was not a reporting company and the common stock was trading at approximately $.75 a share.

           4) On March 21, 1995, and March 31, 1995, the Company issued a total of 32,000 shares of common stock pursuant to Rule 701. The shares were issued in exchange for bona fide financial public relation services actually rendered pursuant to a written agreement relating to compensation. The services rendered were not in connection with the offer and sale of securities in a capital raising transaction. The shares were issued to Mark Schultz. Mr. Schultz prepared analyst reports and articles on the Company. The services were valued at approximately $20,000. When the services were rendered the Company was not a reporting company and the common stock was trading at approximately $.75 a share.

           5) Effective March 31, 1995, the Company issued 377,500 shares of common stock pursuant to Rule 701 of the Securities Act of 1933, as amended. The shares were for services actually rendered by the principal officers of the Company pursuant to written employment agreements. These shares were issued to Richard J. Grable, Linda B. Grable, and Allan L. Schwartz for compensation. The total amount of consideration received by the Company was $151,000 as accrued wages outstanding.

           6) On April 4, 1995, the Company issued 222,222 shares of common stock pursuant to Rule 701. The shares were issued in exchange for bona fide consulting services concerning the locating of clinical sites actually rendered pursuant to a written agreement relating to compensation. The services rendered were not in connection with the offer and sale of securities in a capital raising transaction. The consulting agreement gives the consultant an option to purchase an additional 222,222 shares at $.45 a share. The shares were sold to Steven Cohen.

           7) On April 19, 1995, the Company issued 75,000 shares of common stock pursuant to Rule 701. The shares were issued in exchange for bona fide engineering and software services actually rendered pursuant to a written agreement relating to compensation. The services rendered were not in connection with the offer and sale of securities in a capital raising transaction in exchange for his services. The shares were issued to Robert H. Wake who is now the Company's Director of Engineering. Prior to being hired, Mr. Wake provided invaluable consulting services concerning the hardware and software configuration of the device. It is difficult to ascertain the dollar amount of consideration considering the nature of the service rendered, but it is at least valued at $75,000.

      The following sales of unregistered securities occurred pursuant to Regulation S of the Securities Act of 1933, as amended. Regulation S is a safe harbor exemption from registration pursuant to Section 5 of the Act for shares that are offered or sold outside of the United States. A U.S. Person, as that term is defined in Regulation S, is not a permitted offeree or purchaser. Additionally, at the time the buy order is originated, the buyer must be or the issuer must reasonably believe the buyer to be outside the U.S., and there can be no directed selling efforts by the issuer in the United States.

           1) On June 15, 1995, the Company issued 25,000 shares of common stock for $28,500 pursuant to Regulation S. The shares were issued to Vincenza Corp. Ltd.

           2) On February 21, 1996, the Company issued 400,471 shares of common stock for $924,998 pursuant to Regulation S. The shares were issued to Vincenza Corp. Ltd.

           3) On February 26, 1996, the Company issued 300,000 shares of common stock for $637,500 pursuant to Regulation S. The shares were issued to Anderose Ltd.

           4) On March 21, 1996, the Company issued 4,000 shares of Series A Convertible Preferred stock for $4,000,000 pursuant to Regulation S. 2,000 shares were issued to Newsun Ltd. for $2,000,000; and, 2000 shares were issued to Karle Ltd. for $2,000,000.

      The following sales of unregistered securities occurred pursuant to Regulation D and Section 4(2) of the Securities Act of 1933, as amended. Section 4(2) is an exemption from registration for shares issued in a transaction not involving a public offering. Regulation D is a safe harbor that relates to transactions exempted from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

           1) On December 22, 1996, the Company issued 450 shares of Series B Convertible Preferred stock for $4,500,000 and warrants to purchase 112,500 shares of common stock at $5.00 per share. Both were issued pursuant to Regulation D and Section 4(2). 315 shares of preferred and 78,750 warrants were issued to Goodland International Investments Limited for $3,150,000; and, 135 shares of preferred and 33,750 warrants were issued to Weyburn Overseas Limited for $1,350,000

           2) On March 6, 1997, the Company issued 500 shares of Series C Convertible Preferred stock for $5,000,000 pursuant to Regulation D and
      Section 4(2). These shares were issued to Arcadia Importers & Exporters, S.A. This transaction was rescinded April 17, 1997.

Item 16. Exhibits and Financial Statement Schedules.

      (a)  Exhibits

EXHIBIT             DESCRIPTION

3.(i).5 Articles of Incorporation (Florida)- Incorporated by reference to Exhibit 3(a) of the Company's Form 10-KSB for the fiscal year ending June 30, 1995.

3.(i).6 Amendment to Articles of Incorporation (Designation of Series A Convertible Preferred Shares) - Incorporated by reference to Exhibit 3.(i).6 of the Company's Form 10-KSB for the fiscal year ending June 30, 1996. File number 033-04008.

3.(i).7 Amendment to Articles of Incorporation (Designation of Series B Convertible Preferred Shares).

3.(i).8 Amendment to Articles of Incorporation (Designation of Series C Convertible Preferred Shares).

3.(i).4 Certificate of Dissolution - is incorporated by reference to Exhibit (3)(a) of the Company's Form 10-KSB for the fiscal year ending June 30, 1995.

3.(i).3 Articles of Incorporation and By- Laws(New Jersey) -are incorporated by reference to Exhibit 3 (i) of the Company's Form 10-SB, as amended, file number 0-26028, filed on May 6, 1995 ("Form 10-SB").

3.(i).1 Certificate and Plan of Merger - is incorporated by reference to Exhibit 3(i) of the Form 10-SB.

3.(i).2              Certificate of Amendment - is incorporated by reference to
                     Exhibit 3(i) of the Form 10-SB.

4.1 Instruments Defining the Rights of Security Holders - Designation of Series A Convertible Preferred Shares.(See
                     Exhibit 3.(i).6, above).

4.2 Instruments Defining the Rights of Security Holders - Designation of Series B Convertible Preferred Shares.(See
                     Exhibit 3.(i).7, above).

4.3 Instruments Defining the Rights of Security Holders - Designation of Series C Convertible Preferred Shares.(See
                     Exhibit 3.(i).8, above).

5                    Legal opinion of Peter S. Knezevich dated February 4, 1997.

10.6 Subscription Agreement by and between Imaging Diagnostic Systems, Inc. and Goodland International Investment Ltd. dated December 17, 1996.

10.7 Subscription Agreement by and between Imaging Diagnostic Systems, Inc. and Weyburn Overseas Limited dated December 17, 1996.

10.8 Stock Purchase and Registration Rights Agreement by and between Imaging Diagnostic Systems, Inc. and Arcadia Importers & Exporters S.A. dated March 6, 1997.

10.1                 Facilities Lease(s) - are incorporated by reference to
                     Exhibit 10(a) of the Form 10-SB.

10.2 Incentive Stock Option Plan - is incorporated by reference to Exhibit 10(b) of the Form 10-SB.

10.3 Non-Qualified Stock Option Plan - is incorporated by reference to Exhibit 10(b) of the Form 10-SB.

10.4                 Employment Agreement(s) - are incorporated by reference to
                     Exhibit 10(c) of the Form 10-SB.

10.5                 Lock Up Agreement By and Between The Company and Richard J.
                     Grable, Linda B. Grable, and Allan L. Schwartz, is incorporated by reference to Exhibit 10.5 of the Company's Form 10-KSB for the fiscal year ending June 30, 1996. File number 033-04008.

11                   Schedule of computation of net loss per share

24.1 Consent of Peter S. Knezevich, Esq. included in the opinion filed as Exhibit 5 hereto.

24.2                 Consent of Independent Certified Public Accountants.

B) REPORTS ON FORM 8-K

99.1                 Report dated May 28, 1996, incorporated by reference to
                     Exhibit 99.1 of the Company's Form 10-KSB for the fiscal year ending June 30, 1996. File number 033-04008.

99.2                 Report dated January 6, 1997. File number 033-04008

99.3                 Report dated April 17, 1997. File number 033-04008

99.4                 Report dated June 12, 1997. File number 033-04008


Item 17. Undertakings.

      The undersigned registrant hereby undertakes:

           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

          [REMAINDER INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on the 2nd day of July, 1997.


      IMAGING DIAGNOSTIC SYSTEMS, INC.

      By:  /S/LINDA B. GRABLE
           -----------------------------
                Linda B. Grable
                Chairman of the Board,
                Director, and President.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      By:  /S/LINDA B. GRABLE
           -----------------------------
                Linda B. Grable
                Chairman of the Board and President

                Dated: July 2, 1997

      By:  /S/RICHARD J. GRABLE
           -----------------------------
                Richard J. Grable
                Director and Chief Executive Officer

                Dated: July 2, 1997

      By:  /S/ALLAN L. SCHWARTZ
           -----------------------------
                Allan L. Schwartz
                Director and Executive Vice-President
                Chief Financial Officer
                (PRINCIPAL ACCOUNTING OFFICER)

                Dated: July 2, 1997

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------

11                   Schedule of computation of net loss per share

23.2                 Consent of Independent Certified Public Accountants.